Exhibit 4.1

5C LENDING PARTNERS CORP.

SUBSCRIPTION BOOKLET

If the prospective investor does not wish to subscribe for shares of common stock of 5C Lending Partners Corp. (the “Company”), or if the prospective investor’s subscription is rejected, please return this Subscription Booklet, the Company’s Confidential Private Placement Memorandum dated June 2024 (as supplemented from time to time, the “Memorandum”) and all drafts of the Company’s Articles of Incorporation (as amended from time to time, the “Charter”), the Company’s bylaws (as amended from time to time, the “Bylaws”), the Investment Advisory Agreement between the Company and 5C Lending Partners Advisor LLC (the “Advisor”) dated June 18, 2024 (the “Advisory Agreement”) and the Administration Agreement between the Company and 5C Investment Partners Administrator LLC (the “Administrator”) dated June 18, 2024 (the “Administration Agreement”) (such Memorandum, Charter, Bylaws, Advisory Agreement and Administration Agreement are collectively referred to herein as the “Company Documents”). The Company Documents may not be reproduced, duplicated, disclosed or delivered, in whole or in part, to any other person (other than confidentially to legal counsel to and professional advisors of prospective investors) without the prior written consent of the Advisor.

Confidential, Proprietary and Trade Secret

5C Lending Partners Corp.

INSTRUCTIONS FOR SUBSCRIBERS

This Subscription Booklet contains:

(i) a Subscription Agreement,

(ii) Investor Qualification Statements relating to Accredited Investor Status, U.S. Person Status and Plan Investor Representations as Exhibits A through C,

(iii) Supplemental Investor Qualification Statements for Canadian Subscribers and Non-U.S. Investors (the “Supplemental IQS”) as Exhibits D and E,

(iv) Consent to Electronic Delivery of Form 1099 as Exhibit F, and

(v) a Form W-9 of the Internal Revenue Service and the various Forms W-8.

Please print, complete, execute and return in its entirety each of the applicable documents referenced in Items (i) through (v). Each of the above-mentioned documents must be completed and properly executed, by or on behalf of the person or entity proposing to make an investment (the “Subscriber”) before a subscription will be accepted; provided that the Form W-9 is only required for United States persons (and the Form W-8 is only required for non-United States persons) and the Supplemental IQS is required only for persons resident in Canada or non-U.S. persons (see “Taxpayer Identification Number and Certification” instructions below).

In addition, a Privacy Notice (the “Privacy Notice”) is included at the end of this Subscription Booklet. An EEA-UK Privacy Notice (the “EEA-UK Privacy Notice”) and a California Privacy Notice (the “California Privacy Notice”) are also included at the end of this Subscription Booklet.

Please direct any questions regarding the terms and provisions of this offering or regarding the subscription procedure to (i) 5C Lending Partners Advisor LLC (5CLPSubscriptions@5cinvest.com) or (ii) Kirkland & Ellis LLP (5CLP_Subscriptions@kirkland.com).

General Instructions

1.	Subscription Agreement. On the signature page to the Subscription Agreement fill in: (a) the date the Subscription Agreement was signed by or on behalf of the Subscriber, (b) the total amount of the Subscriber’s desired commitment, (c) the Subscriber’s contact information, (d) the Subscriber’s printed name, and (e) the Subscriber’s signature (or in the case of an authorized representative signing on behalf of an entity, such person’s signature and title as an authorized representative). The Subscription Agreement signature page does not need to be notarized. Please note that the attached Subscription Agreement contains a power of attorney that enables the Company to execute, on behalf of the Subscriber, documents relating to the Subscriber’s investment in the Company, including the Company Documents and duly approved amendments thereto. Exhibits A through C of the Subscription Agreement regarding Accredited Investor Status, U.S. Person Status and Plan Investor Representations must be completed by all Subscribers. The Supplemental Investor Qualification Statements for Canadian Subscribers and Non-U.S. Persons should be completed as relevant.

2.	Instruction for Attorneys-In-Fact Signing on behalf of a Subscriber. If any of the subscription documents included or referenced in this Subscription Booklet are executed for a Subscriber by its attorney-in-fact, a copy of the applicable power of attorney must be provided to Kirkland & Ellis LLP together with the executed subscription documents. In addition, the signatory must clearly disclose any principal/agent relationship by indicating in the signature block that such party is signing as an agent (e.g., “(name of agent) as agent for (name of principal)”).

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3.	Taxpayer Identification Number and Certifications. For purposes of this paragraph 3, “United States person” means (i) a U.S. citizen or resident, (ii) a partnership, corporation or limited liability company organized under U.S. law, (iii) a U.S. estate (or any other estate whose income from sources outside of the United States is subject to U.S. federal income tax regardless of the source) or (iv) a trust (A) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of its substantial decisions or (B) if a valid election to be treated as a United States person is in effect with respect to such trust.

(a)	United States Persons: Each Subscriber that is a “United States person” (as well as each beneficial owner of any amounts expected to be paid or allocated for U.S. federal income tax purposes to a Foreign Flow-Through Subscriber (a “Beneficial Owner”) if such Beneficial Owner is a United States person) must complete a Form W-9. For purposes of this paragraph 3, “Foreign Flow-Through Subscriber” means any Subscriber organized as a flow-through entity that is not a “United States person.” These forms are necessary for the Company to comply with its tax filing obligations and to establish that the Subscriber or Beneficial Owner, as the case may be, is not subject to certain withholding tax obligations applicable to non-United States persons. The completed forms should be returned with the Subscriber’s Subscription Agreement. Do not send them to the Internal Revenue Service (“IRS”).

(b)	Non-United States Persons: Subscribers and Beneficial Owners (as defined above) that are not “United States persons” are required to provide information about their status for withholding tax purposes on Form W-8BEN (for individual non-U.S. Beneficial Owners), Form W-8BEN-E (for certain non-U.S. Beneficial Owners that are entities), Form W-8IMY (for non-U.S. intermediaries, flow-through entities, and certain United States branches), Form W-8EXP (for non-U.S. governments, non-U.S. central banks of issue, non-U.S. tax-exempt organizations, non-U.S. private foundations, and governments of certain United States possessions), or Form W-8ECI (for non-“United States persons” receiving income that is effectively connected with the conduct of a trade or business in the United States), as more specifically described in the instructions accompanying those forms. Any Subscriber or Beneficial Owner that is not a “United States person” must also provide a U.S. taxpayer identification number on the applicable Form W-8. Additionally, any Subscriber or Beneficial Owner that is not a “United States person” must provide on the applicable Form W-8 the taxpayer identification number, if any, issued to it by the jurisdiction in which such Subscriber or Beneficial Owner is a tax resident. The various Forms W-8 are attached. Subscribers may also access the IRS website (www.irs.gov) to obtain the appropriate Form W-8 and its instructions. The completed forms should be returned with the Subscriber’s Subscription Agreement. Do not send them to the IRS.

4.	Privacy Notice.

(a)	The Privacy Notice, which is provided to the Subscriber as a result of the privacy notice and disclosure regulations promulgated under applicable U.S. federal law, explains the manner in which the Company collects, utilizes and maintains nonpublic personal information about each Subscriber. The Privacy Notice applies only to Subscribers who are natural persons and to certain entities that are essentially “alter egos” of natural persons (e.g., revocable grantor trusts, individual retirement accounts or certain estate planning vehicles).

(b)	The EEA-UK Privacy Notice, which is provided to the Subscriber as a result of the EEA-UK Data Protection Legislation (as defined in the EEA-UK Privacy Notice), explains the manner in which the Authorized Entities (as defined in the EEA-UK Privacy Notice) collects, processes and/or transfers certain personal data. The EEA-UK Privacy Notice applies only to the extent EEA-UK Data Protection Legislation applies to the Authorized Entities’ collection, processing and/or transfer of personal data in connection with the Subscriber, as further described in Section 11(u) of the Subscription Agreement.

(c)	The California Privacy Notice, which is provided to the Subscriber as a result of the CCPA (as defined in the California Privacy Notice), supplements the Privacy Notice with respect to specific

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rights granted under the CCPA to natural person California residents and explains the manner in which the Company collects and shares personal information of natural person California residents under the CCPA. The California Privacy Notice applies only to the extent the CCPA applies to the Company’s collection, processing or transfer of the Subscriber’s personal data, as further described in the Subscription Agreement.

5.	Supporting Documentation. Subscribers may be required, if requested by the Company, to furnish further certifications, documentation or information regarding the Subscriber or its direct or indirect beneficial owners or holders of interests as the Advisor deems necessary or advisable to verify any information provided by the Subscriber or to comply with any applicable law or regulation.

Returning Subscription Materials for
the Closing

The Advisor may set the date of the initial closing of the Company (the “Initial Closing”) in its sole discretion. The Advisor anticipates that the Initial Closing will occur as soon as practicable. All subscription documents (including suitable notarization of the Power of Attorney) are to be executed and returned to 5C Lending Partners Advisor LLC by email (5CLPSubscriptions@5cinvest.com) copying Kirkland & Ellis LLP (5CLP_Subscriptions@kirkland.com). Please send the originals to the Advisor at the following address:

c/o Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Please print, complete, execute and return in its entirety each of the applicable documents referenced in Items (i) through (iv) of the Instructions for Subscribers.

The Company has the full right to accept or reject a subscription in its discretion and to reduce the minimum commitment amount. The Company also has the right to cease accepting subscriptions at any time without notice. If a Subscriber’s subscription is rejected, the Company will promptly return any funds provided by the Subscriber, without interest, by wire transfer to an account designated by the Subscriber.

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Name of Subscriber (Please Print or Type)

5C Lending Partners Corp.

SUBSCRIPTION AGREEMENT

THE SHARES (AS DEFINED BELOW) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR OF ANY OTHER JURISDICTION. SHARES IN THE COMPANY ARE BEING OFFERED AND SOLD (I) IN THE UNITED STATES TO “ACCREDITED INVESTORS” AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT, AND (II) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S OR REGULATION D UNDER THE SECURITIES ACT AND OTHER SIMILAR EXEMPTIONS UNDER THE LAWS OF THE STATES AND JURISDICTIONS WHERE THE OFFERING WILL BE MADE. THERE IS CURRENTLY NO PUBLIC MARKET FOR THE SHARES AND THERE CAN BE NO ASSURANCE THAT SUCH MARKET WILL DEVELOP IN THE FUTURE. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THIS SUBSCRIPTION AGREEMENT AND UNLESS THE SHARES ARE REGISTERED UNDER THE SECURITIES ACT OR IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS THEREUNDER.

IN MAKING AN INVESTMENT DECISION, SUBSCRIBERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY (AS DEFINED BELOW) AND THE TERMS OF THE OFFERING OF THE SHARES, INCLUDING THE MERITS AND RISKS INVOLVED. SUBSCRIBERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Reference is made to the Confidential Private Placement Memorandum dated June 2024 (as supplemented from time to time, the “Memorandum”), relating to the offering of shares of common stock, par value $0.001 per share (“Shares”) of 5C Lending Partners Corp., a Maryland corporation (the “Company”), the Company’s Articles of Incorporation (as amended from time to time, the “Charter”), the Company’s bylaws (as amended from time to time, the “Bylaws”), the Investment Advisory Agreement between the Company and 5C Lending Partners Advisor LLC (the “Advisor”) dated June 18, 2024 (the “Advisory Agreement”) and the Administration Agreement between the Company and 5C Investment Partners Administrator LLC (the “Administrator”), dated June 18, 2024 (the “Administration Agreement”) (such Memorandum, Charter, Bylaws, Advisory Agreement and Administration Agreement are collectively referred to herein as the “Company Documents”). For the avoidance of doubt, reference to the “Advisor” shall include any successor or additional investment adviser, in its capacity as investment adviser of the Company.

1. Subscription for Shares. Subject to the terms and conditions hereof, including the acceptance of this subscription agreement (this “Agreement”) by the Company, and in reliance upon the representations, warranties and covenants of the respective parties contained herein, you (the “Subscriber”) (a) irrevocably offer to subscribe for and agree to purchase Shares of the Company through periodic calls of all or a portion of the capital amounts of your aggregated capital commitments (the “Capital Commitment”) for the total commitment amount indicated on the signature page of this Agreement (subject to any provisions of this Agreement which may provide otherwise), (b) agree to be bound by the terms and provisions of this Agreement and the Company Documents, (c) agree to be admitted to the Company as a stockholder of the Company and (d) acknowledge and agree that this subscription: (i) is irrevocable and binding on the part of the Subscriber at the time the Subscriber submits the signed signature page of this Agreement, (ii) is conditioned upon the acceptance by the Company, and (iii) may be accepted or rejected (for any reason or for no reason) in whole or in part by the Company in its sole discretion at any time. The Subscriber hereby agrees that, in the event it is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, the Subscriber shall be required to enter into an agreement covering such additional capital commitment. The minimum Capital Commitment is $25,000, although

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lesser amounts may be accepted at the sole discretion of the Advisor. Any portion of distributions made by the Company to a Subscriber through the earlier of (x) an Exchange Listing (as defined below) or (y) the end of the Commitment Period (as defined below) that represents a return of such Subscriber’s capital contributions to the Company, as determined by the Company’s board of directors (the “Board”), will increase the amount of such Subscriber’s Capital Commitment and may be drawn down by the Company.

2. Other Subscription Agreements. The Subscriber understands that the Company has entered into or expects to enter into separate subscription agreements (the “Other Subscription Agreements” and, together with this Agreement, the “Subscription Agreements”) with other investors (the “Other Subscribers”) providing for the sale of Shares to the Other Subscribers. This Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the Subscriber and the Other Subscribers are to be separate sales.

3. Subject Closing. The closing of the Subscriber’s subscription for the Shares (the “Subject Closing”) shall take place on the date that this Agreement is first accepted in whole or in part by the Company (such date being the date filled in by the Company on the signature page hereto). On the Drawdown Date or Catch-up Date (each as defined below) corresponding with the Subscriber’s initial Drawdown Purchase or Catch-up Purchase (each as defined below), assuming the Subject Closing has taken place, the Subscriber shall be registered as a shareholder of the Company.

4. Subsequent Closings.

(a)	After the Initial Closing, the Advisor may, in its sole discretion, permit one or more additional closings as additional Capital Commitments are obtained on such dates as the Advisor determines (each date on which a subsequent closing is held, a “Subsequent Closing Date”). Upon or following the acceptance of a Subscriber’s Capital Commitment on any Subsequent Closing Date, such Subscriber shall be required to purchase from the Company, on one or more occasions (all of which shall be on or prior to the next Drawdown Date), each pursuant to a Catch-up Notice (as defined below), an aggregate number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Subscriber, such Subscriber’s Net Contributed Capital Percentage (as defined below) shall be equal to the Net Contributed Capital Percentage of each prior Subscriber (other than Defaulting Subscribers (as defined below)) that has previously funded a Drawdown Purchase (each such purchase, a “Catch-up Purchase”). Notice of a Catch-up Purchase (a “Catch-up Notice”) will be delivered to a Subscriber at least ten (10) days prior to the applicable Catch-up Date and shall set forth (i) the amount, in U.S. Dollars, of the Catch-up Purchase for such Subscriber, (ii) the date on which payment for the applicable Catch-up Purchase is due (the “Catch-up Date”) and (iii) wire instructions for funding of the Catch-up Purchase. Any Subscriber increasing its Capital Commitment on any Subsequent Closing Date shall be treated as if it were making a new Capital Commitment in the Company.

(b)	“Net Contributed Capital” means (i) the aggregate amount of capital contributions that have been made to the Company by all Subscribers less (ii) the aggregate amount of distributions categorized as a return of capital made by the Company to all Subscribers. Net Contributed Capital does not take into account distributions of the Company’s investment income (i.e., proceeds received in respect of interest payments, dividends or fees) to all Subscribers. Net Contributed Capital with respect to each Subscriber shall be calculated on the basis of such Subscriber’s capital contributions and return of capital distributions made to such Subscriber.

(c)	“Net Contributed Capital Percentage” means, with respect to a Subscriber, the percentage determined by dividing such Subscriber’s Net Contributed Capital by such Subscriber’s Capital Commitment.

5. Drawdowns; Catch-Ups.

(a)	The sale and purchase of the Shares shall take place on such dates and times and at such places as shall be selected by the Advisor. The initial investment associated with the Subscriber’s Shares and each subsequent investment in the Company shall be made by the Subscriber in such installments

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and on such dates as the Advisor may from time to time request in accordance with and subject to the provisions of this Agreement. The Subscriber shall be required to fund a capital contribution to purchase Shares (each such purchase, a “Drawdown Purchase”) following delivery by the Company of a notice of a drawdown (a “Drawdown Notice”). Drawdown Notices shall be delivered to each Subscriber at least ten (10) days prior to the date on which contributions will be due (each such date, a “Drawdown Date”).

(b)	For each Drawdown Date following the initial Drawdown Date applicable to any Subscriber and for each Catch-up Date, the price per Share will equal the Company’s then-current net asset value per Share (“NAV per Share”), as adjusted (i) to reflect the Advisor’s assessment of any material change in the NAV per Share since the date of the most recently disclosed NAV per Share in Company filings with the Securities and Exchange Commission (the “SEC”) and (ii) in the case of each Catch-up Date, to reflect the pro rata portion of the Company’s initial organizational expenses attributable to each such Subscriber making a Catch-up Purchase, if any, subject in each case to the limitations of Section 23 of the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), which generally prohibits the Company from issuing Shares at a price below the then-current NAV per Share, as determined as of a time within 48 hours, excluding Sundays and holidays, next preceding the time of such determination. No Subscriber shall be required to invest more than the total amount of its Capital Commitment.

(c)	Each Drawdown Purchase amount and each Catch-up Purchase amount shall be payable in U.S. Dollars and in immediately available funds. Payment of a Drawdown Purchase or a Catch-up Purchase shall be made on or prior to the applicable Drawdown Date and as promptly as possible after delivery of a Drawdown Notice or Catch-up Notice, as applicable. The delivery of a Drawdown Notice or Catch-up Notice to the Subscriber shall be the sole and exclusive condition to its irrevocable and unconditional obligation to pay the amount of such Drawdown Purchase or Catch-up Notice, without any right of offset, reduction, counterclaim or defense.

(d)	No Subscriber who participates in the Initial Closing, nor any subsequent Subscriber who participates at any Subsequent Closing Date, shall be required to fund a Drawdown Purchase or Catch-up Purchase with respect to such participation until each subsequent Subscriber has first been required to purchase the number of Shares necessary to ensure that such subsequent Subscriber’s Net Contributed Capital Percentage is equal to the Net Contributed Capital Percentage of each Subscriber (other than Defaulting Subscribers) who participated in the Initial Closing or at any Subsequent Closing Date. Subject to this requirement, Drawdown Purchases will generally be allocated among Subscribers with Undrawn Capital Commitments (as defined below) proportionate to each Subscriber’s Capital Commitment.

(e)	Concurrent with any payment of all or a portion of the amount of a Drawdown Purchase or Catch-up Purchase, the Company shall issue to the Subscriber a number of Shares equal to (i) the amount of such Drawdown Purchase or Catch-up Purchase funded by the Subscriber on the applicable Drawdown Date or Catch-up Date divided by (ii) the NAV per Share as of such Drawdown Date or Catch-up Date. For the avoidance of doubt, the Company shall not issue Shares for any portion of the Subscriber’s Capital Commitment that has not been paid to the Company and used to purchase Shares pursuant to one or more Drawdown Notices or Catch-up Notices (the “Undrawn Capital Commitment”).

(f)	The Company will have the right (a “Limited Exclusion Right”) to exclude any Subscriber (such Subscriber, an “Excused Subscriber”) from purchasing Shares from the Company on any Drawdown Date if, in the reasonable discretion of the Company, there is a substantial likelihood that such Subscriber’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Subscriber, the Company, the Advisor, any other Subscriber or a portfolio company would be subject, (ii) subject the Company, the Advisor or any other Subscriber or a portfolio company to any material filing requirement or regulatory requirement or material tax or withholding requirement, (iii) cause the assets of the Company to be considered “plan assets” subject to the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) or

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Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (iv) impair, delay or otherwise have an adverse impact on the ability of the Company to make or continue to hold an investment or require the Advisor to modify the terms of an investment in a manner materially adverse to the Company. In the event that any Limited Exclusion Right is exercised, the Company will be authorized to issue an additional Drawdown Notice to the non-Excused Subscribers to make up any applicable shortfall caused by such Limited Exclusion Right.

(g)	The Company intends to seek to list its Shares on a national securities exchange (an “Exchange Listing”), as determined by the Advisor in its sole discretion within seven years of the Initial Closing, subject to an additional one-year extension with the approval of the Board. There can be no assurance that any Exchange Listing will occur. In addition to an Exchange Listing, the Company also may pursue one or more liquidity events within seven years of the Initial Closing, subject to an additional one-year extension with the approval of the Board, as determined by the Advisor in its sole discretion, including: (i) to commence a share repurchase program in which the Company repurchases a portion of its Shares on a periodic basis at a purchase price equal to its net asset value per share, which may coincide with commencing additional capital raising efforts, including through a registered offering or additional private placements of Shares as a non-traded BDC or a perpetual life private BDC; (ii) a merger or other transaction in which stockholders of the Company receive cash or shares of a listed company; (iii) a sale of all or substantially all of the Company’s assets either on a complete portfolio basis or individually to one or more unaffiliated third parties or affiliates followed by liquidation; and/or (iv) an orderly wind down and/or liquidation (including an Exchange Listing, each, a “Liquidity Event”). There can be no assurance that any Liquidity Event will occur.

(h)	At the earlier of (i) a Liquidity Event and (ii) three years following the Initial Closing, subject to an additional one-year extension with the approval of the Board (the “Commitment Period”), Subscribers will be released from any further obligation to purchase additional Shares, except to the extent necessary to (a) pay Company expenses, including management fees and incentive fees, amounts that may become due under any borrowings, financings or other similar obligations, or indemnity obligations, (b) complete investments in any transactions (1) to which the Advisor has made an affirmative determination to proceed as of the end of the Commitment Period (including investments that are funded in phases), and (2) with deferred purchase price payments, contingent purchase price payments, milestone payments or other phased payments or payments for other staged funding obligations or similar arrangements, (c) during the three year period following the end of the Commitment Period (and thereafter, until the five year period following the end of the Commitment Period, with the approval of the Board of Directors), fund follow-on investments, including to maintain or protect the value of, or cover expenses related to, investments (including, without limitation, through currency hedging transactions); provided, that follow-on investments referred to in this clause (c) shall not exceed 20% of the total commitments, (d) fund obligations under any Company guarantee, and (e) fulfill obligations with respect to any Defaulting Stockholder (as defined herein). For the avoidance of doubt, the limitations contained in this paragraph shall apply solely to the Company’s ability to obligate Stockholders to engage in Drawdown Purchases, and in no way shall limit the Company’s investment activity.

(i)	The Company retains the right, at the Advisor’s sole discretion, to call Drawdown Purchases or Catch-up Purchases on a non-pro rata basis, including as the Advisor deems necessary or desirable to prevent the assets of the Company from constituting “plan assets” subject to ERISA or Section 4975 of the Code, or to allow a Subscriber with an Undrawn Capital Commitment in an amount equal to less than 10% of its original Capital Commitment to subscribe for its full Undrawn Capital Commitment.

(j)	The Subscriber specifically agrees and consents that the Company may, at any time, without further notice to or consent from the Subscriber (except to the extent otherwise provided in this Agreement), grant security over and, in connection therewith, Transfer (as defined below) its right to draw down capital from the Subscriber pursuant to Section 4 or this Section 5, the Company’s right to receive the Drawdown Purchase or Catch-up Purchase (and any related rights of the Company) and its right

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to exercise remedies against any Defaulting Subscribers (as defined below) pursuant to Section 8, to lenders or other creditors of the Company, in connection with any indebtedness, guarantee or surety of the Company; provided, that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to Section 4 and this Section 5.

6. Pledging. Without limiting the generality of the foregoing, the Subscriber specifically agrees and consents that the Company may, at any time, and without further notice to or consent from the Subscriber (except to the extent otherwise provided in this Agreement), grant security over (and, in connection therewith, Transfer (as defined in Section 10(a)) its right to draw down capital from the Subscriber pursuant to Section 5, and the Company’s right to receive the funds owed by the Subscriber to the Company equal to the applicable Subscriber’s Undrawn Capital Commitment (as defined herein) (and any related rights of the Company), to lenders or other creditors of the Company, in connection with any indebtedness, guarantee or surety of the Company; provided that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to Section 5. In connection with any such secured financing (a “Subscription Facility”), the Subscriber specifically agrees, for the benefit of the Company and such lenders, to the following:

(a)	The Company may incur indebtedness for Company purposes pursuant to a Subscription Facility and secure such facility by (i) the amount of such Subscriber’s Undrawn Capital Commitments, (ii) the Company’s rights to issue Drawdown Notices, (iii) the Company’s right to exercise remedies against the Subscriber and the Other Subscribers for failure to pay for such Shares as required by the Drawdown Notices, (iv) the deposit account into which the payments for such Shares will be wired on the applicable Drawdown Dates, and (v) any related collateral and proceeds thereof, (b) the Subscriber acknowledges and agrees that the lender (or agent for the lenders) under a Subscription Facility is relying on each Subscriber’s Undrawn Capital Commitments as its primary source of repayment and may issue future Drawdown Notices and may exercise all remedies of the Company with respect thereto as part of such lenders’ remedies under the Subscription Facility, (c) in the event of a failure by any Subscriber to pay for such Shares, the Company and such lender is entitled to pursue any and all remedies available to it under this Agreement, including issuing additional Drawdown Notices to non-Defaulting Subscribers in order to make up any deficiency caused by the default of the Subscriber, whose ownership in the Company would be diluted as a result, (d) the Subscriber agrees that its obligation to fund Drawdown Notices pursuant to Section 5(a) is irrevocable, and shall be without setoff, counterclaim or defense of any kind, including any defense pursuant to Section 365 of the U.S. Bankruptcy Code (other than any defenses provided hereunder), (e) the Subscriber agrees that it has received full and adequate consideration on the date hereof for its Shares notwithstanding that they are to be paid and issued in subsequent installments, and any defense of non-consideration or similar defenses for its subscription are hereby waived by the Subscriber, whether in bankruptcy, insolvency, receivership or similar proceedings or otherwise, including any failure or inability of the Company to issue Shares or for any such Shares to have positive value on the date of a Drawdown Notice, (f) the Company may use the proceeds of any Share issuance for repaying outstanding loans under the Subscription Facility, (g) the Subscriber agrees that the Company may reveal the Subscriber’s identity on a confidential basis to the lenders under a Subscription Facility, (h) upon the reasonable request of the Company, the Subscriber will provide the Company with copies of its financial statements to the extent such financial statements are not otherwise publicly available and information about the Subscriber’s beneficial owners to enable the Company to comply with underwriting requests from any lender under a Subscription Facility (i) any claim the Subscriber may have against the Company or another Subscriber in the Company shall be subordinate to any claim a lender under the Subscription Facility may have against the Company or such Subscriber, (j) from time to time upon request, the Subscriber will provide to any lender under a Subscription Facility a certificate setting forth such Subscriber’s then Undrawn Capital Commitment, (k) Subscriber acknowledges and confirms that the terms of the applicable Subscription Facility and each agreement executed in connection therewith can be modified (including, without limitation, increases, decreases or renewals of credit extended, or the release of any guarantee or security) without further notice to such Subscriber and without its consent; provided, however, that in no event shall any such modification of any such document alter an Subscriber’s rights or obligations hereunder without such Subscriber’s written consent, (l) each

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Subscriber acknowledges that the making and performance of its obligations hereunder constitute private and commercial acts rather than governmental or public acts, and that neither it nor any of its properties or revenues has any right of immunity from suit, court jurisdiction, execution of a judgment or from any other legal process with respect to its obligations hereunder, and to the extent that it may hereafter be entitled to claim any such immunity, or to the extent that there may be attributed to it such an immunity (whether or not claimed), unless otherwise agreed in writing by the Company, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity, (m) upon the withdrawal or transfer of the Subscriber’s interest in the Company in accordance with the terms hereof, such Subscriber acknowledges that it may be required at the time of such withdrawal or transfer to fund a Drawdown Notice to repay amounts outstanding under the Subscription Facility equal to its share thereof; provided that such Subscriber shall not be required to fund a Drawdown Notice in excess of its Undrawn Capital Commitment, and (n) the Subscriber acknowledges and agrees that the lenders under a Subscription Facility are third party beneficiaries of this Agreement who may rely on the Subscriber’s agreements in this Section 6(a) in providing a Subscription Facility to the Company.

7. Distribution Reinvestment Plan. The Company will adopt a distribution reinvestment plan that provides for reinvestment of dividends and other distributions on behalf of its Subscribers, unless a Subscriber elects to receive cash distributions. A shareholder may elect to receive its entire dividend in cash by notifying the Advisor in writing no later than ten days prior to the record date for dividends to shareholders. The Subscriber agrees and acknowledges that any dividends or other distributions received by it or reinvested by the Company on its behalf will have no effect on the determination of the amount of its Undrawn Capital Commitment.

8. Remedies Upon Drawdown Purchase or Catch-up Purchase Default. In the event that the Subscriber fails to make a Drawdown Purchase or Catch-up Purchase after receiving a Drawdown Notice or Catch-up Notice, as applicable, and such default remains uncured for a period of ten (10) days after the applicable Drawdown Date or Catch-up Date, then the Company shall be permitted to declare the Subscriber to be in default on its obligations under this Agreement (in such capacity, a “Defaulting Subscriber” and, collectively with any Other Subscriber declared to be in default, the “Defaulting Subscribers”) and shall be permitted to pursue one or any combination of the following remedies:

(a)	The Company may prohibit the Defaulting Subscriber from purchasing additional Shares on any future Drawdown Date or Catch-up Date.

(b)	One-half of the Shares then held by the Defaulting Subscriber may be automatically forfeited and Transferred on the books of the Company to the Other Subscribers (other than any other Defaulting Subscribers) pro rata in accordance with their respective number of Shares held; provided, that no Shares shall be Transferred to any Other Subscribers pursuant to this Section 8(b) in the event that such Transfer would (i) violate the Securities Act, the Investment Company Act or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or such Transfer, (ii) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code, or (iii) cause all or any portion of the assets of the Company to constitute “plan assets” subject to ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent any Other Subscriber from receiving a partial allocation of its pro rata portion of Shares); and provided, further, that any Shares that have not been Transferred to one or more Other Subscribers pursuant to the previous proviso shall be allocated among the participating Other Subscribers pro rata in accordance with their respective number of Shares held. The mechanism described in this Section 8(b) is intended to operate as a liquidated damage provision since the damage to the Company and the Other Subscribers resulting from a default by the Defaulting Subscriber is both significant and not easily susceptible to precise quantification. By entry into this Agreement, the Subscriber agrees to this Section 8(b) and acknowledges that the automatic Transfer of one-half of its Shares constitutes a reasonable liquidated damages remedy for any default of its obligations to fund a Drawdown Purchase or Catch-up Purchase.

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(c)	The Company may pursue any other remedies against the Defaulting Subscriber available to the Company at law or in equity. No course of dealing between the Company and any Defaulting Subscribers and no delay in exercising any right, power or remedy conferred in this Section 8 or now or hereafter existing at law or in equity or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy. In addition to the foregoing, the Company may, in its discretion, institute a lawsuit against the Defaulting Subscriber for specific performance of its obligation to pay the amount of any Drawdown Purchase or Catch-up Purchase and any other payments to be made by the Defaulting Subscriber pursuant to this Agreement and to collect any overdue amounts hereunder. Notwithstanding any other provision of this Agreement, the Subscriber agrees (i) to pay on demand all costs and expenses (including attorneys’ fees) incurred by or on behalf of the Company in connection with the enforcement of this Agreement against it due to any default by it and (ii) that any such payment shall not constitute payment of a Drawdown Purchase or Catch-up Purchase or reduce its Capital Commitment.

The Subscriber agrees that this Section 8 is solely for the benefit of the Company and shall be interpreted by the Company against the Defaulting Subscriber in the discretion of the Company. The Subscriber further agrees that it cannot and will not seek to enforce this Section 8 against the Company or any other stockholders of the Company.

9. Limitations on Transfer.

(a)	The Subscriber may not Transfer any of its Shares or its Capital Commitment without the express written consent of the Company, which may be granted or withheld in the sole discretion of the Advisor, except that (x) such consent shall not be unreasonably withheld with regard to an assignment by a Subscriber of all of its Shares and its entire Capital Commitment to its Affiliate if all of the following conditions are satisfied as reasonably determined by the Advisor (or waived by the Advisor in its sole discretion): (A) such assignee is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, (B) such assignment does not cause the Advisor, any of its Affiliates, the Company or any of the stockholders of the Company to be subjected to (or materially increase its obligation with respect to) any regulations or reporting requirements that the Advisor reasonably believes to be significant or burdensome or to any tax obligation, (C) such assignee in the Advisor’s judgment has the financial ability to hold the Shares and Capital Commitment and perform in a timely manner all of its obligations as a Subscriber under this Agreement, and (D) as reasonably determined by the Advisor, none of such assignee, its Affiliates, agents or advisors or any person associated with such assignee is a competitor of the Company, the Advisor, any portfolio company of the Company or any of their respective Affiliates. Prior to an Exchange Listing or Liquidity Event, if any, the Subscriber may not Transfer any of its Shares unless the Transfer is made in accordance with Applicable Securities Laws (as defined below) and is otherwise in compliance with the transfer restrictions set forth in Annex 1. Following an Exchange Listing, the Subscriber shall be restricted from selling or disposing of its Shares by Applicable Securities Laws, contractually by a lock-up agreement with the underwriters of the Exchange Listing, or other similar institutions, acting on the Company’s behalf, in connection with an Exchange Listing, and pursuant to the terms of this Agreement. The Subscriber agrees that hedging transactions in the Shares may not be conducted except in compliance with the Securities Act. “Transfer” (or any derivative thereof) shall mean to sell, offer for sale, agree to sell, exchange, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of, in any case whether directly or indirectly. “Affiliate” of any person shall mean any other person controlling, controlled by, or under common control (directly or indirectly through any person) with such person, and, if the person is a natural person, such person’s spouse, parent, sibling, child, grandchild or other descendent (whether natural or adopted) and each trust, limited partnership, limited liability company or other estate or tax planning vehicle or entity created for the primary benefit of one or more of such persons.

(b)	The Subscriber agrees that it is restricted from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase or otherwise transferring or disposing of, directly or indirectly, any Shares or securities convertible into or exchangeable or exercisable for any Shares, or publicly

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disclosing the intention to make any offer, sale, pledge or disposition, (ii) entering into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of Shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of Shares or such other securities, in cash or otherwise), or (iii) if applicable, making any demand for or exercising any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares for the period beginning on the date of an Exchange Listing and terminating: (a) 90 days after the date of an Exchange Listing with respect to one-third of Shares held by such Subscriber as of the date of the Exchange Listing; (b) 180 days after the date of an Exchange Listing with respect to an additional one-third of Shares held by such Subscriber as of the date of the Exchange Listing; and (c) 270 days after the date of an Exchange Listing with respect to the remaining one-third of Shares held by such Subscriber as of the date of the Exchange Listing (collectively, the “Prohibited Activities”). The foregoing restriction on Prohibited Activities will apply to all Shares acquired prior to an Exchange Listing but will not apply to any Shares acquired in open market transactions or acquired pursuant to the dividend reinvestment plan after the date of an Exchange Listing. The Subscriber agrees that the specific terms of the foregoing restriction on Prohibited Activities, including the exact time periods of such restriction, and any other limitations on the sale of Shares in connection with or following an Exchange Listing will be agreed prior to the Exchange Listing between the Board and the Advisor, acting on behalf of the shareholders of the Company, and the underwriters of the Exchange Listing or other similar institutions, acting on the Company’s behalf, in connection with an Exchange Listing, and that the Subscriber will be bound by any such terms and limitations.

10. Representations and Warranties of the Company. The Company represents and warrants to the Subscriber (in reliance, where applicable, on the representations and warranties of the Subscriber contained in this Agreement and the representations and warranties of the Other Subscribers) that:

(a)	The Company is a corporation incorporated, existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to conduct the business in which it is proposed to engage, as described in the Memorandum, and to carry out the terms of this Agreement applicable to it.

(b)	The execution, delivery and performance of this Agreement have been authorized by all necessary action on behalf of the Company, and upon execution and delivery by the Company, this Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

(c)	The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any provision of any agreement or other instrument to which the Company is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Company or its business or properties that would have any material adverse effect on the Company.

(d)	There is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company that (i) questions the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or (ii) would otherwise have a material adverse effect on the Company.

11. Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to, except as otherwise set forth below, and agrees with, the Company as follows:

(a)	Suitability. THE SUBSCRIBER HAS READ CAREFULLY AND UNDERSTANDS THE COMPANY DOCUMENTS AND ACKNOWLEDGES THAT IT HAS BEEN ADVISED TO CONSULT WITH (AND HAS CONSULTED TO THE EXTENT THE SUBSCRIBER DEEMS

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APPROPRIATE) ITS OWN ATTORNEY, ACCOUNTANT, TAX ADVISOR OR INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR THE SUBSCRIBER. THE COMPANY IS NOT INTENDED AS A PLAN OR PROGRAM FOR, AND THE SHARES ARE NOT INTENDED FOR, THE INVESTMENT OF THE PROCEEDS OF MUNICIPAL SECURITIES AND THE ADVICE OF THE ADVISOR SHALL NOT BE CONSTRUED AS ADVICE TO THE SUBSCRIBER. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT CONTAINED IN THE MEMORANDUM SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY. The SUBSCRIBER’S overall commitment to the COMPANY and other investments that are not readily marketable is not disproportionate to the SUBSCRIBER’S net worth.

(b)	If the Subscriber is an Individual: (i) the Subscriber has the legal capacity to execute, deliver and perform the Subscriber’s obligations under this Agreement and if the Subscriber lives in a community property state in the United States of America, its territories and possessions, any state of the United States, or the District of Columbia (the “United States”), either (A) the source of the Subscriber’s Drawdown Purchases and Catch-up Purchases, if any, to the Company will be the Subscriber’s separate property and the Subscriber will hold the Subscriber’s interest in the Company as separate property, or (B) the Subscriber has the authority alone to bind the community with respect to this Agreement, (ii) the execution, delivery and performance by the Subscriber of this Agreement are within its legal right and power, require no action by or in respect of, or filing with, any governmental body, agency or official, or any third party (except as disclosed in writing to the Company as of the date that this Agreement is signed by the Subscriber), and do not and will not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Subscriber or any agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its respective properties is bound; and (iii) this Agreement constitutes the Subscriber’s legal, valid and binding obligation enforceable against the Subscriber in accordance with its terms, subject to any applicable bankruptcy, insolvency, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity. Neither the execution, delivery or performance of this Agreement by the Subscriber, nor the consummation of the transactions contemplated hereby, will result in the creation or imposition of any lien or encumbrance upon any of the Subscriber’s assets or properties.

(c)	If the Subscriber is an Entity: (i) the Subscriber is duly organized, existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by the Subscriber of this Agreement are within the Subscriber’s powers, have been duly authorized by all necessary action on the Subscriber’s behalf, require no action by or in respect of, or filing with, any governmental body, agency or official, or any third party (except as disclosed in writing to the Company as of the date that this Agreement is signed by the Subscriber), and do not and will not contravene, or constitute a default under, (A) any provision of the Subscriber’s certificate or articles of incorporation, limited liability company operating agreement, limited partnership agreement or other comparable organizational documents or (B) any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Subscriber or any agreement or other instrument to which the Subscriber is a party or by which it or any of its respective properties is bound, or any license, permit or franchise applicable to the Subscriber or its business, properties or rights; and (iii) this Agreement constitutes the Subscriber’s legal, valid and binding obligation enforceable against the Subscriber in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity. Neither the execution, delivery or performance of this Agreement by the Subscriber, nor the consummation of the transactions contemplated hereby, will result in the creation or imposition of any lien or encumbrance upon any of the Subscriber’s assets or properties.

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(d)	Access to Information; Opportunity to Verify Information. The Subscriber acknowledges that representatives of the Company have made available to the Subscriber the opportunity to ask questions and receive answers from such representatives concerning the terms and conditions of the offering described in the Memorandum and to obtain any additional information which they possess or can acquire without unreasonable effort or expense that is necessary to verify the information contained in the Memorandum or otherwise related to the proposed activities of the Company. The Subscriber received answers thereto satisfactory to it from the Company and its representatives regarding the terms and conditions of the offering of Shares and has obtained all additional information requested by the Subscriber of the Company and its representatives to verify the accuracy of all information furnished to the Subscriber regarding the offering of Shares.

(e)	Knowledge and Experience. The Subscriber and its purchaser representative (if any) currently have, and (unless the Subscriber has a purchaser representative) the Subscriber had immediately prior to receipt of any offer regarding the Company and the Shares, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company. The Subscriber understands that the Company has no (or limited) operating history, that any investment performance information in the Memorandum relates to other investment funds and not the Company, and there is no guarantee that the same or similar results will be achieved by the Company.

(f)	BDC Election. The Subscriber understands that the Company intends to file, or has filed, an election to be treated as a business development company (“BDC”) under the Investment Company Act and intends to elect, or has elected, to be treated as a “regulated investment company” (“RIC”) within the meaning of Section 851 of the Code for U.S. federal income tax purposes. Pursuant to these elections, the Subscriber shall be required to furnish certain information to the Company as required under U.S. Treasury Regulation §1.852-6(a) and other regulations. If the Subscriber is unable or refuses to provide such information directly to the Company, it understands that it shall be required to include additional information on its U.S. federal income tax return as provided in U.S. Treasury Regulation § 1.852-7.

(g)	Investment Company Status. The Subscriber: (i) is not registered or required to be registered as an “investment company” under the Investment Company Act; (ii) has not elected to be regulated as a BDC under the Investment Company Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the Investment Company Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a BDC.

(h)	Purchaser Representative. If the Subscriber has utilized a purchaser representative, the Subscriber has previously given the Company notice in writing of such fact, specifying that such representative would be acting as the Subscriber’s “purchaser representative” as defined in Rule 501(i) of Regulation D under the Securities Act.

(i)	Full Contribution; Return of Distributions; Lack of Liquidity. The Subscriber understands, acknowledges and agrees that, except as otherwise provided in this Agreement, the Subscriber may not make less than the full amount of any required Drawdown Purchase or Catch-up Purchase and that default provisions with respect thereto, pursuant to which the Subscriber may suffer substantial adverse consequences (including the loss of a material portion of its investment in the Company), are contained herein. The Subscriber has or will reserve sufficient available liquid assets to meet its obligations to make Drawdown Purchases and Catch-up Purchases, if any, and understands that the Shares may not be redeemed.

(j)	Final Form. The Subscriber understands that its investment in the Company will be subject to the terms and conditions of this Agreement and the Charter and Bylaws in such final forms as shall be executed by the parties thereto and as the same may be amended from time to time in accordance with their respective terms. The Subscriber further understands and acknowledges that certain of

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the terms and conditions of the Company and the Shares originally set forth in the Memorandum may have been modified and, as modified, will be reflected in the final form of this Agreement.

(k)	Purchase for Investment. The Subscriber acknowledges that there are substantial restrictions on the transferability of the Subscriber’s Capital Commitment and Shares under this Agreement, the Charter, the Bylaws and applicable law and understands that: (i) the Subscriber must bear the economic risk of its investment until the completion of winding up of the Company or an Exchange Listing or Liquidity Event; (ii) the Shares have not been registered under the Securities Act, and, therefore, cannot be resold, disposed of or otherwise Transferred unless they are subsequently registered under the Securities Act or sold in a transaction exempt from or not subject to the registration requirements thereunder; (iii) the Shares have not been registered under the securities laws of the various states or the laws of any jurisdiction outside of the United States and that the Subscriber is responsible for complying with any such laws, which may impose restrictions on the Transfer of the Shares by the Subscriber; (iv) the Subscriber is purchasing the Shares for its own account and without a view toward distribution thereof; (v) the Subscriber may not resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any regulations under the Securities Act and the applicable securities acts or similar statutes of the jurisdiction in which the Subscriber resides, including all regulations and rules under such laws, together with applicable published policy statements, instruments, notices and blanket orders or rulings of general applicability (collectively, “Applicable Securities Laws”), and any and all applicable provisions of this Agreement; (vi) the Transfer of the Shares and the substitution of another subscriber for the Subscriber are restricted by the terms of this Agreement; (vii) neither the Subscriber nor any Other Subscriber has rights to require that the Shares be registered under the Securities Act; and (viii) there is currently no public or other market for the Shares, and it is possible that no such secondary market for the Shares will ever develop, or at least until such time, if any, as the Company completes an Exchange Listing. The Subscriber understands that for the foregoing reasons, the Subscriber will be required to retain ownership of the Shares and bear the economic risk of its investment in the Company, including risk of loss, for an indefinite period of time and it may not be possible for the Subscriber to liquidate its investment in the Company. The Subscriber understands that the Shares will not be evidenced by a certificate subject to Article 8 of the Uniform Commercial Code.

(l)	Securities Laws. The Subscriber received the Company Documents and first learned of the Company in the jurisdiction listed as the address of the Subscriber set forth on the Subscriber’s signature page hereto. If such jurisdiction is a state within the United States, the Subscriber intends that the state securities laws of such state alone shall govern this transaction. If the Subscriber is not a resident of the United States, the Subscriber understands that it is the responsibility of the Subscriber to satisfy himself, herself or itself as to full observance of the laws of any relevant territory outside of the United States in connection with the offer and sale of the Shares, including obtaining any required governmental or other consent, approval or authorization and observing any other applicable formalities, and represents, to the best of its knowledge, no filing or registration with or approval by the relevant governmental authorities or self-regulatory organizations in such jurisdiction is required in connection with the offer and sale of the Shares to the Subscriber. The Subscriber is, with respect to the Company, one person within the meaning of Rule 12g5-1 under the Exchange Act, unless the Subscriber shall have otherwise indicated in writing and submitted such to the Advisor along with this Agreement. The Subscriber’s form of holding Shares (and any other interest in the Company) is not used primarily to circumvent the provisions of Section 12(g) or Section 15(d) of the Exchange Act.

(m)	Accredited Investor and U.S. Person Status. If the Subscriber is a “U.S. Person” (as that term is defined in Rule 902 promulgated under the Securities Act (“Rule 902”)), one or more of the categories set forth in each of Exhibit A and Exhibit B hereto correctly and in all respects describes the Subscriber, and, as to accredited investor status, the Subscriber or its authorized representative has so indicated by checking the box adjacent to a category on Exhibit A. If the Subscriber is not a “U.S. Person” under the Securities Act, the Subscriber represents, warrants and covenants that (A) the Subscriber is not subscribing for Shares for the account or benefit of any person that is a “U.S.

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Person” under the Securities Act, (B) the offer and sale of Shares to the Subscriber constitute an “Offshore Transaction,” as that term is defined in Rule 902 and/or has been made in conformity with Regulation D under the Securities Act and (C) the Subscriber will resell the Shares, in whole or in part, only (1) in accordance with the provisions of applicable non-United States securities laws and regulations, applicable state securities laws and regulations and the Company Documents and (2) in accordance with the provisions of Regulation S (Rules 901 through 905) promulgated under the Securities Act and the “Preliminary Notes” (as that term is defined in Regulation S), pursuant to a registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act.

(n)	Investment Objectives and Advice; No Reliance. The purchase of the Shares by the Subscriber is consistent with the general investment objectives of the Subscriber. In connection with the offering of Shares, the Subscriber is not relying upon any information or statements other than those statements contained in this Agreement and in the Memorandum to make such decision. The Subscriber is not relying on the Company, the Advisor or any of their respective partners, members, officers, counsel, employees, agents, representatives or Affiliates for legal, investment or tax advice with respect to an investment in the Company or the investment of the “proceeds of municipal securities.” The Subscriber is not relying upon any representation, warranty or agreement by the Company, the Advisor, their respective members, partners or Affiliates or any agent or representative of any of them, written or otherwise, in determining to invest in the Company. The Subscriber agrees that it is solely responsible for making a decision with respect to the merits of the purchase of Shares based upon its own evaluation and analysis. The Subscriber confirms that none of the Company, the Advisor or any of their respective partners, members, officers, counsel, employees, agents, representatives or Affiliates of any of the foregoing has made any recommendation as to the suitability of the purchase of Shares.

(o)	No General Solicitation. The Shares were not offered to the Subscriber by any means of general solicitation or general advertising. In that regard, the Subscriber is not subscribing for the Shares: (i) as a result of or subsequent to becoming aware of any advertisement, article, notice or other communication published in any newspaper, magazine or similar printed public medium, generally available electronic communication or telecommunication, broadcast over television or radio or generally available to the public on the Internet; (ii) as a result of or subsequent to attendance at a seminar or meeting called by any of the means set forth in (i); or (iii) as a result of or subsequent to any solicitations by a person not previously known to the Subscriber in connection with investment in securities generally.

(p)	Plan Investor Status; Benefit Plan Investors; Self-Directed Plan Investors. The Subscriber has indicated on Exhibit C hereto whether or not it is, or is acting on behalf of, a “Benefit Plan Investor” or an “Other Plan Investor,” in each case as such term is used in Exhibit C, and, if so, made certain other representations and warranties in such Exhibit C. Unless the Subscriber has indicated that it is a “Benefit Plan Investor” on the signature page hereto, the Subscriber is not, and will not hereafter permit itself to become, a “benefit plan investor” as defined in Section 3(42) of ERISA. If the Subscriber is not a Benefit Plan Investor as of the date hereof, the Subscriber shall promptly notify the Advisor in writing in the event it ever becomes, or there is any reason to believe that it will become, a Benefit Plan Investor. If the Subscriber is a “Plan Investor” as such term is used in Exhibit C, the Subscriber’s participants are not permitted to self-direct investments, unless the Subscriber (i) is investing for the account of an individual participant or owner of either a self-directed 401(k) plan, a self-directed “individual retirement account” within the meaning of Section 408(a) of the Code or a self-directed “Roth IRA” within the meaning of Section 408A of the Code (each, a “401(k)/IRA Investor”) and (ii) the Subscriber has indicated that it is a 401(k)/IRA Investor on the signature page hereto. If the Subscriber is a 401(k)/IRA Investor, the Shares shall, at all times after the purchase thereof by the Subscriber and prior to any Transfer of such Shares pursuant to the terms of this Agreement, be beneficially owned solely by one individual (i.e., the participant or owner who directed the investment in the Shares).

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(q)	FOIA Investors. If the Subscriber is subject to the Freedom of Information Act, as amended (a “FOIA Subscriber”), the Subscriber has so indicated by checking the appropriate box on the signature page hereto. The Subscriber agrees that it shall promptly notify the Advisor if it becomes a FOIA Subscriber at any time subsequent to the date hereof. “FOIA Subscriber” shall mean any Subscriber that is: (i) an entity that is directly or indirectly subject to either Section 552(a) of Title 5, United States Code (commonly known as the “Freedom of Information Act”) or any similar U.S. or non-U.S. federal, state, county or municipal public disclosure law; (ii) an entity that is subject, by regulation, contract or otherwise, to disclose Company information to a U.S. or non-U.S. trading exchange or other market where interests in such entity are sold or traded; (iii) a pension fund or retirement system for a U.S. or non-U.S. government entity; (iv) an entity who, by virtue of such person’s (or any of its Affiliate’s) current or proposed involvement in government office, is required to or will likely be required to disclose Company information to a U.S. or non-U.S. governmental body, agency or committee (including any disclosures required in accordance with the Ethics in Government Act of 1978, as amended, and/or any rules and regulations of any executive, legislative or judiciary organization); (v) an agent, nominee, fiduciary, custodian or trustee for any person described in clauses (i) through (iv) above or (vi) below where Company information provided to or disclosed to such agent, nominee, fiduciary, custodian or trustee could at any time become available to such person described in clauses (i) through (iv) above or (vi) below; or (vi) an investor that is itself an investment fund or other entity that has any entity described in clauses (i) through (iv) above as a partner, member or other beneficial owner where Company information provided to or disclosed to such Subscriber could at any time become available to such partner, member or other beneficial owner.

(r)	No View to Tax Benefits; No Borrowings. The Subscriber acknowledges that neither the Memorandum nor this Agreement contain any disclosure concerning the tax aspects of the Company’s activities under the laws or regulations of any state, local, non-U.S. or other jurisdiction (other than U.S. federal income tax matters) and that the U.S. federal income tax matters summarized in the Memorandum are general in nature, are not intended to apply, and likely will not apply, to any specific investor in light of its particular circumstances and in many cases are uncertain and subject to change. The Subscriber acknowledges and agrees that (i) it has relied solely upon its own accountant or tax advisors in connection with its decision to acquire the Shares, and (ii) the Advisor has made no representations, warranties or undertaking to structure any investment in a particular manner or to ensure any particular tax result to the Subscriber. Accordingly, the Subscriber acknowledges and agrees that none of the Advisor, the Company or their respective Affiliates, or their respective partners, members, shareholders, officers, directors or employees, as applicable, shall have any liability to the Subscriber or any other person in respect of any tax consequences that may arise in connection with the acquisition, ownership and/or disposition by the Subscriber of the Shares. The Subscriber has not borrowed any portion of its Capital Commitment to the Company or any amount paid to the Company pursuant to a Drawdown Purchase or Catch-up Purchase, either directly or indirectly, from the Company, the Advisor, or any Affiliate of the foregoing.

(s)	Company Counsel Does Not Represent the Subscribers. The Subscriber understands that the Advisor has retained Kirkland & Ellis LLP (together with any other counsel, “Company Counsel”) as counsel to the Company and the Advisor and that the Advisor may retain Company Counsel as counsel in connection with the management and operation of the Company, including making, holding or disposing of investments, or any dispute that may arise between the Subscriber or any other investor, on the one hand, and the Advisor and/or the Company on the other hand (the “Company Legal Matters”). The Subscriber acknowledges that Company Counsel will not represent the Subscriber in connection with the formation of the Company and the offer and sale of Shares, unless, subject to applicable law, the Advisor (or an Affiliate) and the Subscriber otherwise agree and the Subscriber separately engages Company Counsel. The Subscriber will, if it wishes counsel on any Company Legal Matter, retain its own independent counsel with respect thereto and will pay all fees and expenses of such independent counsel or as otherwise determined by a court of competent jurisdiction. The Subscriber acknowledges and agrees that: (i) Company Counsel’s representation of the Company and/or the Advisor is limited to those specific matters with respect

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to which each has been retained and consulted by such entities; (ii) Company Counsel’s representation of the Company and/or the Advisor is not exclusive and other matters involving the Advisor and/or the Company may exist where Company Counsel has not been retained or consulted, and such matters could affect the Advisor, the Company, the Company’s investments, and/or their Affiliates; (iii) Company Counsel will not monitor the Company, the Advisor or their Affiliates’ compliance with the Company Documents (including, the Company’s policies, investment program or other investment guidelines, restrictions and procedures set forth in the Memorandum), or with applicable laws, rules or regulations, unless in each case, Company Counsel has been specifically retained to do so; (iv) Company Counsel has not investigated or verified the accuracy and completeness of any of the information set forth in the Memorandum; and (v) Company Counsel is not providing any advice, opinion, representation, warranty or other assurance of any kind as to any matter to any investor.

(t)	Privacy Notice. If the Subscriber is a natural person, grantor trust or 401(k)/IRA Investor, the Subscriber acknowledges the receipt of the notice, attached hereto as Exhibit G, regarding privacy of financial information under Regulation S-P, 17 C.F.R. 248.1 - 248.30 (“Regulation S-P”), adopted by the SEC and agrees that the Shares are a financial product that the Subscriber has requested and authorized. In accordance with Section 14 of Regulation S-P, the Subscriber acknowledges and agrees that the Company may disclose non-public personal information of the Subscriber to the other investors, as well as to the Company’s accountants, attorneys and other service providers as necessary to effect, administer and enforce the Company’s and the investors’ rights and obligations.

(u)	EEA-UK Privacy Notice.

(i)	If and to the extent EEA-UK Data Protection Legislation applies: (i) the Subscriber acknowledges that it has read and understood the EU Privacy Notice attached hereto as Exhibit H, the contents of which shall be deemed to be incorporated herein by reference in its entirety; and (ii) if personal data is provided by anyone other than a natural person (that is, a partnership, trust, corporation or other entity), the Subscriber hereby undertakes, represents and warrants that:

(A)	all such personal data has been collected, processed and transferred in accordance with applicable EEA-UK Data Protection Legislation;

(B)	all such personal data is and will be adequate, relevant, limited to what is necessary for the purposes described in the EEA-UK Privacy Notice, and is accurate and up-to-date; and

(C)	the data subjects of all such personal data have been made aware of the purposes for, and manner in, which such personal data will be processed (as set out in the EEA-UK Privacy Notice).

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(v)	California Privacy Notice. If the CCPA applies to the collection and disclosure of personal information of the Subscriber or its partners, officers, directors, employees, shareholders, members, managers, ultimate beneficial owners or Affiliates by the Company, the Subscriber acknowledges that it has read and understood the California Privacy Notice attached hereto as Exhibit I in its entirety.

(w)	Anti-Money-Laundering.

(i)	The Subscriber understands that the Company, the Advisor and certain of their Affiliates are, or may become, subject to certain anti-money laundering laws, regulations and related pronouncements and are otherwise prohibited from engaging in transactions with, or providing services to, certain countries, territories, entities and individuals, including specially designated nationals, specially designated narcotics traffickers and other parties subject to United States government or United Nations sanctions and embargo programs.

(ii)	In furtherance of the foregoing, the Subscriber agrees to use its best reasonable efforts to ensure that:

(A)	No contribution or payment by the Subscriber to the Company shall be derived from, or related to, any activity that is deemed criminal under U.S. or non-U.S. law or regulation;

(B)	No contribution or payment by the Subscriber to the Company, to the extent that such contribution or payment is within the Subscriber’s control, and no distribution to the Subscriber (assuming such distribution is made in accordance with instructions provided to the Advisor by the Subscriber) shall cause the Company, the Advisor or any of their Affiliates to be in violation law, regulation or administrative pronouncement applicable to the Company, the Advisor or any of their Affiliates, including the United States Bank Secrecy Act of 1970 (the “BSA”), the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 or the Anti-Money Laundering Act of 2020, in each case, as such statute may be amended and any successor statute thereto and including all regulations promulgated thereunder, as well as any other applicable laws, regulations or administrative pronouncements concerning money laundering, criminal activities or government sanctions (collectively, the “Anti-Money Laundering Laws”); and

(C)	All contributions by such Subscriber to the Company and all distributions to such Subscriber from the Company will be made in the name of the Subscriber and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the BSA.

(iii)	The Subscriber hereby represents that (A) such Subscriber is not, (B) no person or entity controlling or controlled by such Subscriber is and (C), if such Subscriber is a privately held entity, no person or entity having a beneficial interest in such Subscriber is: a prohibited country, territory, or person or entity listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”), a “senior foreign political figure,” or any “immediate family member” or “close associate” of a senior foreign political figure, as such terms are defined below, or a “foreign shell bank” within the meaning of the BSA (collectively, “Sanctions Regulations”). The SDN List may be found at http://www.treas.gov/offices/enforcement/ofac/sdn/.

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For purposes hereof, a “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure; “immediate family” of a senior foreign political figure typically includes such figure’s parents, siblings, spouse, children and in-laws; and a “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(iv)	The Subscriber understands and agrees that if at any time it is discovered that the Subscriber has made a contribution or payment to the Company of money derived from, or related to, any activity that is deemed criminal under U.S. or non-U.S. law or that causes the Company, the Advisor or any of their Affiliates to be in violation of the Anti-Money Laundering Laws, any distribution to the Subscriber made in accordance with the Subscriber’s instructions is “blocked” under the Anti-Money Laundering Laws or the Sanctions Regulations, the Subscriber or any person or entity described in clauses (iii)(A), (B) or (C) above is or becomes listed on the SDN List, or any similar list maintained by OFAC, or if otherwise required by the Anti-Money Laundering Laws or the Sanctions Regulations, the Advisor may undertake appropriate actions to ensure compliance with any applicable law, regulation or pronouncement related to the foregoing.

(v)	The Subscriber shall promptly notify the Advisor if any of these representations cease to be true and accurate regarding the Subscriber. The Subscriber agrees to promptly provide to the Advisor any additional information regarding the Subscriber or its beneficial owner(s) that the Advisor deems necessary or advisable in order to determine or ensure compliance with the Anti-Money Laundering Laws or the Sanctions Regulations or to respond to requests for information concerning the identity of the Company’s direct and indirect investors from any governmental authority, self-regulatory organization or financial institution or other intermediary in connection with its anti-money laundering or government sanctions compliance procedures. The Subscriber further understands that the Company or Advisor may release confidential information about the Subscriber and, if applicable, any underlying beneficial owners, to proper authorities if the Advisor determines, after consultation with counsel, that such disclosure is required by applicable laws, regulations or administrative pronouncements to respond to requests for information concerning the identity of the Company’s direct or indirect investors from any governmental authority or self-regulatory organization concerning compliance with the laws set forth above, or in order to comply with suggested guidelines, policies or procedures of any trade association, self-regulatory organization or from any financial institution or other intermediary in connection with such financial institution’s or other intermediary’s anti-money laundering or government sanctions compliance procedures.

(x)	FINRA Matters and New Issues. The Subscriber understands and acknowledges that, in connection with the Company’s purchase of new issues (as defined in Financial Industry Regulatory Authority (“FINRA”) Rule 5130) or public offerings of portfolio companies and any representations the Company is required to make in connection therewith, the Company will be relying on the information provided by the Subscriber regarding its “restricted person” and “covered person” status for purposes of FINRA Rule 5130 and FINRA Rule 5131 and regarding the Subscriber’s FINRA affiliations and associations. The Subscriber agrees to promptly provide the Company and the Advisor with such information to the extent requested by the Advisor. The Subscriber understands that failure to fully and accurately respond to a request for such information or an update to such information may result in some or all of the Subscriber’s Shares being treated as held by a “non-exempt restricted person” for purposes of FINRA Rule 5130 or by a “non-exempt covered person”

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for purposes of FINRA Rule 5131. The Subscriber further understands that to the extent it is a non-exempt restricted person or non-exempt covered person or an account or other non-natural person in which a non-exempt restricted person or non-exempt covered person for such purposes has a “beneficial interest,” or is treated as such, the Company may need to limit or restrict the Subscriber’s right to participate in allocations and/or distributions with regard to certain new issues purchased by the Company in order to comply with FINRA Rule 5130 or FINRA Rule 5131, and that the Company will make such determinations regarding the need and extent of such limitations or restrictions based on the information provided by the Subscriber in respect of such matters.

(y)	Nominees and Custodians; Trustees; Non-U.S. Entities. If the undersigned is acting as a nominee or custodian for another person, entity, organization or governmental agency in connection with the purchase and holding of Shares, the undersigned has so indicated on the signature page hereto. The representations and warranties contained in this Agreement and any other documents provided to the Advisor or the Company in connection with the Subscriber’s investment in the Company regarding the Subscriber are true and accurate with regard to the person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian. Without limiting the generality of the foregoing, the representations and warranties regarding the status of the Subscriber in the Exhibits hereto are true with respect to, and accurately describe, the person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian, and the undersigned nominee or custodian has the full power and authority to make such representations on behalf of, and execute binding agreements enforceable against, such person, entity, organization or governmental agency. The person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian will not Transfer or otherwise dispose of or distribute any part of its economic or beneficial interest in (or any other rights with respect to) the Shares without complying with Applicable Securities Laws and all of the applicable provisions of this Agreement as if such person, entity, organization or governmental agency were a direct investor of the Company and were Shares. If the undersigned is acting as nominee or custodian for another person, entity, organization or governmental agency, the undersigned agrees to provide such other information as the Advisor may reasonably request regarding the undersigned and the person, entity, organization or governmental agency for which the undersigned is acting as nominee or custodian in order to determine the eligibility of the Subscriber to purchase the Shares. If the undersigned is a trustee of a trust, all of the representations and warranties contained in this Agreement (including the Exhibits and Annex hereto) and any other documents provided to the Advisor or the Company in connection with the Subscriber’s investment in the Company are true with respect to such trust, such trustee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, and the representations in Sections 11(b) and 11(c) with respect to the power and authority of, and lack of conflicts with the governing documents of and other applicable agreements and laws binding upon the Subscriber, are made both by the Subscriber and such trustee, this Agreement has been duly executed on behalf of the Subscriber by such trustee, is binding against such trustee in such capacity and such trustee has obtained all necessary consents described in such Sections 11(b) and 11(c). If the undersigned is a non-U.S. entity without separate legal personality under the laws of the jurisdiction of its formation, the representations and warranties regarding the Subscriber in Section 11 and any other documents provided to the Advisor or the Company in connection with the Subscriber’s investment in the Company are made on behalf of and regarding such non-U.S. entity by the person or entity (such as its general partner) that has the power and authority to act on behalf of or in trust of such non-U.S. entity, and the representations in Sections 11(b) and 11(c) with respect to the power and authority of, and lack of conflicts with the governing documents of and other applicable agreements and laws binding upon the Subscriber, are made by such applicable person or entity that has the power and authority to act on behalf of or in trust of such non-U.S. entity, both on behalf of itself and on behalf of and regarding such non-U.S. entity, this Agreement has been duly executed on behalf of such non-U.S. entity by such person or entity, is binding against such person or entity in such capacity and such person or entity has obtained all necessary consents described in such Sections 11(b) and 11(c).

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(z)	Securities Act Matters. As of the date hereof, neither the Subscriber nor any other person that, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares voting power with respect to the Shares, which includes the power to vote, or to direct the vote, with respect to the Shares, or investment power over the Shares, which includes the power to dispose of, or direct the disposition of, Shares (a “Beneficial Owner”)[1] has been or is subject to any conviction, order, judgment, decree, suspension, expulsion, bar or other event specified in Rule 506(d)(1) of the Securities Act or any proceeding or event that could result in any such disqualifying event (“Disqualifying Event”) that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of the Company’s use of the Rule 506 exemption. The Subscriber will notify the Advisor in writing as soon as reasonably practicable if the Subscriber or any Beneficial Owner becomes subject to a Disqualifying Event at any time after the date hereof while it holds the Shares. In the event that the Subscriber or a Beneficial Owner becomes subject to a Disqualifying Event at any time after the date hereof, the Subscriber agrees and covenants to use its best efforts to coordinate with the Advisor to (i) provide documentation as requested by the Advisor related to any such Disqualifying Event and (ii) implement a remedy to address the Subscriber’s and/or such Beneficial Owner’s changed circumstances such that the changed circumstances will not affect in any way the Company’s or its Affiliates’ ongoing and/or future reliance on the Rule 506 exemption under the Securities Act. The Subscriber acknowledges that, at the discretion of the Advisor, such remedies may include the waiver of all or a portion of the Subscriber’s voting power in the Company and/or the Subscriber’s withdrawal from the Company through a Transfer of its Shares. The Subscriber also acknowledges that the Advisor may periodically request assurance that neither the Subscriber nor any Beneficial Owner has become subject to a Disqualifying Event at any time after the date hereof.

(aa)	European Economic Area and United Kingdom Subscribers. If the Subscriber is resident in, or has a registered office in, the European Economic Area or the United Kingdom, it acknowledges that (i) (A) no representative of the Advisor or its Affiliates or agents has marketed (within the meaning of EU Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers (as amended from time to time, “AIFMD”)) the Shares to the Subscriber or its Affiliates; and (B) the Subscriber approached the Advisor at its own initiative with a request to receive information in respect of the Company (the “Request for Company Documents”) and not as a result of a direct or indirect offer or placement of the interests in the Company initiated by the Advisor or its Affiliates or agents; (C) there was no approach initiated by the Advisor or its Affiliates or agents relating to the marketing or offering of Shares prior to the Subscriber’s Request for Offering Materials; and (D) the Subscriber did not receive the Memorandum or any excerpt therefrom or any other Company Documents relating to the Company prior to its Request for Company Documents and (ii) the Subscriber will not receive any disclosure or reporting that is specifically intended to comply with AIFMD.

(bb)	Regulatory Matters. The Subscriber acknowledges that certain investors, pursuant to laws, rules, regulations or policies applicable to such investors, may require the Advisor, the Company or their Affiliates to provide certifications, representations, warranties and covenants in connection with their investment in the Company. In addition, the Subscriber confirms that no payment, fee, compensation, consideration or other benefit of any kind, direct or indirect, has been received by, or directed to, any government official or any agent, employee or representative of the Subscriber, in each case, respecting, arising out of or in connection with the Subscriber’s investment in the Company.

(cc)	Status as a Non-U.S. Subscriber. Unless the Subscriber has indicated otherwise on the signature page hereto, it is not a Foreign Person. A “Foreign Person” means any of the following: (i) a citizen of a country other than the United States; (ii) an entity organized under the laws of a jurisdiction other than those of the United States or any state, territory or possession of the United States; (iii) a

[1]	A beneficial owner of the Company’s outstanding voting equity securities, determined in accordance with Rule 13d-3 under the Exchange Act, includes persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share (or are deemed to have or share) the power to vote or dispose of the relevant securities.

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government other than the government of the United States or of any state, territory or possession of the United States; or (iv) a person controlled by any of the foregoing. Unless the Subscriber has indicated on the shareholder signature page hereto, the Subscriber is not a Restricted Investor. A “Restricted Investor” means an entity organized under the laws of the United States or any state, territory or possession of the United States of which more than 1% of the “capital stock” (as such term is used in Section 310(b) of the U.S. Communications Act of 1934 (as amended, the “Communications Act”) and has been interpreted by the U.S. Federal Communications Commission) is owned of record or voted by Foreign Persons. The Subscriber agrees that if the Subscriber determines that it is a Restricted Investor, has become a Restricted Investor, or if the percentage of its “capital stock” that is owned of record or voted by Foreign Persons increases by 1% or more, after the date hereof, the Subscriber will immediately notify the Advisor in writing, including the percentage of its “capital stock” that is owned of record or voted by Foreign Persons. The term “capital stock” includes equity interests other than stock (e.g., the Company’s Shares).

(dd)	Additional Representations for Non-U.S. Subscribers. If the Subscriber is (i) not a U.S. Person, (ii) an EEA Subscriber (as defined in Exhibit D to this Agreement) or (iii) a Swiss Subscriber (as defined in Exhibit D to this Agreement), the Subscriber hereby makes those additional representations applicable to residents of the Subscriber’s country of residence as specified in Exhibit D to this Agreement. Any such Subscriber understands that it is such Subscriber’s responsibility to satisfy itself as to the full observance of the law of any relevant territory outside the United States in connection with the offer and sale of the Shares, including obtaining any required governmental or other consent and observing any applicable formalities.

12. Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except with the written consent of each of the Subscriber and the Advisor. This Agreement may be amended in accordance with its terms.

13. Reduction or Rejection of Subscription. The Subscriber understands that the subscription for the Shares contained herein may be rejected by the Advisor, or the amount that the Subscriber desires to commit to the Company may be reduced, in either case in the Advisor’s sole discretion at any time prior to the Subject Closing. If the Subscriber’s subscription is rejected, the Subscriber shall be relieved of all further obligations under this Agreement; provided, that Section 23 shall survive and continue to be binding on the Subscriber, and the Subscriber shall, at the request of the Advisor, return all Company Documents provided to the Subscriber.

14. Additional Subscriber Information. The Subscriber understands that the information provided in this Agreement (including the Exhibits hereto and any other documents provided by the Subscriber to the Company or the Advisor in connection with its investment in the Company) or pursuant to this Agreement will be relied upon by the Company and the Advisor, including for the purposes of (i) determining the eligibility of the Subscriber to purchase or hold the Shares, (ii) making any required filings pursuant to Applicable Securities Laws and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), (iii) determining the Company’s eligibility to invest in prospective portfolio companies and (iv) making representations in connection with the Company’s investments. The Subscriber shall cooperate with the Advisor and agrees to provide in a timely manner, if requested, any additional information, form, disclosure, certification or documentation that the Advisor may reasonably request (including any information requested pursuant to the Foreign Account Reporting Regimes (as defined below)) in order to determine the eligibility of the Subscriber to purchase or hold the Shares, for the purpose of making any required filings pursuant to Applicable Securities Laws or the Advisers Act, for the purpose of determining the Company’s eligibility to invest in prospective portfolio companies for the purpose of providing any necessary notice to, or obtaining any necessary approval or consent from, any governmental authority related to the Company’s investments in a portfolio company, or for the purpose of making representations in connection with the Company’s investments in portfolio investments, or in order to maintain appropriate records and provide for withholding amounts, if any, relating to the Subscriber’s Shares, or otherwise as the Advisor deems reasonably necessary for the conduct of the Company’s affairs and/or in order for the Company to comply with any of the Foreign Account Reporting Regimes. The Subscriber will furnish promptly to the Company, upon request, any information about the Subscriber reasonably determined by the Advisor to be necessary or convenient for the formation, operation, dissolution, winding-up or termination of the Company, including, if relevant, information with respect to the foreign citizenship, residency, ownership or control of the Subscriber and its beneficial owners so as to permit the Advisor to evaluate and comply

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with any regulatory and tax requirements applicable to the Company or actual or proposed investments of the Company; provided, that (x) such information is in the Subscriber’s possession or is available to the Subscriber without unreasonable effort or expense and (y) the Subscriber’s obligations with respect to such information shall not apply to the extent that disclosure of such information, under the applicable circumstances and taking into account any confidentiality obligations of the recipient, would result in the Subscriber being in violation or breach of applicable law or an agreement regarding the confidentiality of such other information.

15. Survival; Obligation to Provide Additional Information. The Subscriber represents and agrees that the information provided with respect to the Subscriber in this Agreement (including the Exhibits hereto) and any other documents provided by the Subscriber to the Company in connection with its purchase of Shares regarding the Subscriber is true and correct as of the date of this Agreement and will be true and correct as of the Subject Closing and shall be deemed to be reaffirmed by the Subscriber at any time the Subscriber makes any Drawdown Purchase or Catch-up Purchase or receives any distributions from the Company, and any such Drawdown Purchase or Catch-up Purchase shall be evidence of such reaffirmation. Without limiting the generality of the foregoing, if there should be any change in the information or if any of the information provided herein regarding the Subscriber (including the Exhibits hereto and any other documents provided by the Subscriber to the Company in connection with its purchase of Shares) ceases to be true and accurate, the Subscriber will immediately inform the Advisor in writing and furnish revised or corrected information to the Company in writing. The Subscriber also agrees, if requested, to confirm the continued accuracy of the information with respect to the Subscriber provided herein (including the Exhibits hereto) or in such other document, subject to any written updating information provided by the Subscriber to the Advisor pursuant to the preceding sentence. The representations and warranties made by the Subscriber shall survive the Subject Closing and any investigation made by the Company, on the one hand, or the Subscriber on the other hand.

16. FATCA and other Automatic Exchange of Information Regimes.

(i)	The Subscriber covenants and agrees to provide promptly, and update periodically, at any times requested by the Company and following any change that may cause information set forth in this Section 16 to become untrue or misleading in any material respect, all information, documentation, certifications and forms (including Tax Forms), and verifications thereof that the Company deems necessary to comply with (A) any requirement imposed by Code §§1471–1474, and any U.S. Department of Treasury Regulations, forms, instructions or other guidance issued pursuant thereto (commonly referred to as “FATCA”), any similar legislation, regulations or guidance enacted or promulgated by any jurisdiction or international organization which seeks to implement similar automatic exchange of information, tax reporting and/or withholding tax regimes (including the OECD Common Reporting Standard), (B) any intergovernmental agreement between any jurisdictions concerning the collection and sharing of information, and (C) any current or future legislation, regulations or guidance promulgated by or between any jurisdictions or international organizations giving rise to or effect to any item described in clause (A) or (B) (collectively, all of the authorities described in clauses (A), (B) and (C) are referred to herein as “AEOI Regimes”), including information, documentation, certifications and forms (and verifications thereof) that the Company deems necessary:

(A)	to determine the residence, citizenship, country of domicile, incorporation or organization, and any tax status ascribed to the Subscriber and its beneficial owners pursuant to AEOI Regimes (including, the most current applicable version of IRS Form W-9 or W-8 and any “self-certification” documentation the Company deems necessary),

(B)	to determine whether withholding of tax is required with respect to amounts payable or attributable to the Subscriber pursuant to any AEOI Regime,

(C)	to satisfy reporting obligations imposed by any AEOI Regime, for the Company to enter into any agreement required pursuant to any AEOI Regime, or

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(D)	to comply with the terms of such an agreement on an annual or more frequent basis.

All of the information, documentation, certifications and forms (and verifications thereof) described in this Section 16, collectively with the Tax Forms and any other tax-related information collected pursuant to this Agreement or the other Subscription Documents, is referred to herein as “Tax Information.”

(ii)	The Subscriber acknowledges and agrees that, for itself, and for and on behalf of its beneficial owners and controllers as applicable, it waives, and/or shall cooperate with the Company and the Advisor to obtain a waiver of, the provisions of any law that (A) prohibits the disclosure by the Advisor or the Company, or by any of their respective agents or Affiliates, of the information or documentation requested from the Subscriber, (B) prohibits the reporting of financial or account information by the Advisor or the Company, or by any of their respective agents or Affiliates, required pursuant to AEOI Regimes or (C) otherwise prevents compliance by the Advisor or the Company with their obligations under AEOI Regimes.

(iii)	The Subscriber acknowledges that if it fails to supply any Tax Information required pursuant hereto on a timely basis or provides any Tax Information that is in any way misleading or incorrect, the Subscriber and/or the Company may be subject to withholding taxes pursuant to AEOI Regimes. The Subscriber hereby agrees to indemnify and hold harmless the Company against any such withholding taxes or any other penalties that may arise as a result of the Subscriber’s action, inaction or status in connection with any AEOI Regime (including where the Subscriber’s failure to provide Tax Information is based on a statutory, regulatory or other prohibition). The Subscriber further acknowledges that its failure to comply with any requirement pursuant to this Section 16 (including a failure based on a statutory, regulatory or other prohibition) may result in the Company being unable to enter into or comply with an agreement required pursuant to an AEOI Regime, or may cause the termination of such an agreement.

(iv)	The Subscriber shall promptly notify the Company in writing if any governmental body terminates any agreement entered into with the Subscriber pursuant to any AEOI Regime.

(v)	The Subscriber acknowledges that any Tax Information requested or compiled by the Company, the Advisor or their agents pursuant to this Agreement or any AEOI Regime, may be disclosed to (A) the IRS and U.S. Department of Treasury, (B) any other governmental body which collects information pursuant to an applicable AEOI Regime, and (C) any withholding agent where the provision of Tax Information is required by such withholding agent to avoid the application of any withholding tax on any payments to the Company.

(vi)	The Subscriber further consents to the disclosure of Tax Information concerning the Subscriber and its owners to, and the collection, access, processing and storage of Tax Information concerning the Subscriber and its owners by, affiliates and agents of the Company and the Advisor, and other service providers to any of them, in any jurisdiction, including in the U.S. and in countries outside the EEA, for the purposes of (A) providing services related to any AEOI Regime, and (B) assisting any of them with compliance with any AEOI Regime, including the disclosure by such parties of Tax Information to applicable governmental authorities or international organizations.

(vii)	The Subscriber acknowledges that Tax Information can become subject to the legal systems and laws in force in each state or country (A) where it is held, received or stored, (B) from where it is accessed in connection with providing services related to any AEOI Regime or other services, or (C) through which it passes, and such jurisdictions may not have the same data protection laws as the country in which the Subscriber is domiciled.

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17. Indemnity. Unless otherwise agreed by the Company in writing, to the maximum extent not prohibited by applicable law, the Subscriber agrees to indemnify and hold harmless the Company, the Advisor, the Administrator and any director, officer, partner, member, manager, employee or agent of any such party and each person who controls the Company and each of such entities within the meaning of Section 20 of the Exchange Act (each, an “Indemnitee”) from and against any loss, claim, damage, expense or liability due to or arising out of a breach of any representation or warranty or of any breach of or failure to comply with any covenant or undertaking of the Subscriber, or made on the Subscriber’s behalf, contained in this Agreement (including the Exhibits hereto) or in any other documents provided by, or on behalf of the Subscriber to the Company in connection with the Subscriber’s investment in the Company. Notwithstanding that any representations or warranties made by a nominee, custodian, trustee or person or entity that has the power and authority to act on behalf of or in trust of a Subscriber without separate legal personality are made on behalf of the Subscriber, such indemnity applies to any such nominee, custodian, trustee or other person or entity if such nominee, custodian, trustee or other person or entity has breached the representations in Sections 11(b), 11(c), or 11(bb).

18.  Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of, the parties hereto and shall, if the Subscriber consists of more than one person and/or entity, be the joint and several obligation of all such persons or entities. However, to the fullest extent permitted by law, the Subscriber shall not Transfer this Agreement or any of its rights in, to or under this Agreement without the prior written consent of the Company, and any such attempted Transfer without the prior written consent of the Company shall be void and without force or effect. Notwithstanding the foregoing, the Subscriber acknowledges that the Company may pledge, charge, mortgage, assign, Transfer and grant to a lender security interests in this Agreement and/or any of its rights in, to or under this Agreement, including Subscriber’s obligation to make Drawdown Purchases and Catch-up Purchases pursuant to this Agreement.

19.  Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, when delivered by electronic mail and confirmed, or three (3) business days after being mailed, first-class postage prepaid, (i) if to the Subscriber, to it at the address (including e-mail address) set forth below its signature, or to such other address (including e-mail address) as it shall have furnished to the Company in writing, and (ii) if to the Company, to it at Attention: 5C Lending Partners Advisor LLC (e-mail: 5CLPSubscriptions@5cinvest.com), with a copy to Kirkland & Ellis LLP (e-mail: 5CLP_Subscriptions@kirkland.com); (provided that the inadvertent failure to deliver a copy to Kirkland & Ellis LLP shall not invalidate any notice delivered to the Company), or to such other address (including e-mail address), as the Company shall have furnished to the Subscriber in writing; provided, that any notice to the Company shall be effective only if and when received by the Company.

20.  Withholding Forms and Certain Other Tax Information. The Subscriber represents, warrants and agrees (for the benefit of the Company and of any person or entity who participated in the offer or sale of the Shares) that it will provide in a timely manner a properly completed and executed U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8IMY, W-8EXP or W-8ECI (each, a foreign person certificate) or Form W-9 (a U.S. person certificate), as appropriate, and, to the extent the Subscriber has provided a Form W-8IMY, the Subscriber represents, warrants and agrees that it will provide properly completed and executed withholding certificates for its beneficial owners, as well as a withholding statement prepared in accordance with the instructions to the Form W-8IMY (which such withholding statement shall describe, among other things, how items of income shall be allocated among such beneficial owners). The Subscriber shall (i) promptly inform the Advisor of any change in such information and (ii) furnish to the Advisor a new properly completed and executed Form W-9, or appropriate Form W-8 (and any accompanying required documentation), as applicable, as may be requested from time to time by the Advisor and/or as may be required under the U.S. Internal Revenue Service instructions to such forms, the Code or any applicable Treasury Regulations. In the event that the Subscriber fails to provide any such information, form, disclosure, certification or documentation, it may be subject to withholding taxes, and the Company and the Advisor may take any action and/or pursue all remedies at their disposal including, without limitation, causing the compulsory withdrawal of the Subscriber from the Company or Transfer of the Shares in accordance with the terms of this Agreement, and the Company, the Advisor and their respective direct or indirect partners, members, managers, officers, directors, employees, agents, service providers and their Affiliates shall, to the fullest extent of the law, have no obligation or liability to the Subscriber with respect to any tax matters or obligations that may be assessed against the Subscriber or its beneficial owners. The Subscriber understands that such tax forms and withholding information may be provided to one or more tax authorities on demand, and any withholding agent that has control, receipt or

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Confidential, Proprietary and Trade Secret

custody of the income of which the Subscriber is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the Subscriber is the beneficial owner. In addition, the Subscriber consents to the disclosure and use of any information provided by the Subscriber for purposes of complying with the Foreign Account Reporting Regimes. Without limiting the generality of the foregoing, the Subscriber agrees to waive any provision of non-U.S. law that, absent such waiver, would prevent any reporting of information required by the Foreign Account Reporting Regimes, or would otherwise prevent compliance by the Company with its obligations under the Foreign Account Reporting Regimes. For purposes of this Agreement, “Foreign Account Reporting Regimes” means the Foreign Account Tax Compliance provisions enacted as part of the U.S. Hiring Incentives to Restore Employment Act and codified in Sections 1471 through 1474 of the Code and any successor provisions, and all rules, regulations and other guidance issued thereunder, and all administrative and judicial interpretations thereof; any intergovernmental agreements between the United States and any jurisdiction relating to such Code sections, and any law, rule or regulation pursuant to such an agreement; and any legislation, regulation or guidance enacted in any jurisdiction, or any intergovernmental agreements between any two or more jurisdictions, which seeks to implement similar tax reporting and/or withholding tax regimes, including the Organization for Economic Co-operation and Development Standard for Automatic Exchange of Financial Account Information for Tax Matters – the Common Reporting Standard and any associated legislation, regulations or guidance.

21. Power of Attorney. Subject only to the acceptance of this Agreement by the Company, the Subscriber hereby makes, constitutes and appoints the Company, with full power of substitution, its true and lawful representative and attorney-in-fact, and its agent, with full power and authority in its name, place and stead, to make, execute, verify, sign, acknowledge, record, deliver, swear to, publish and/or file (i) any certificate or other document required to effect the formation, continuation, qualification, winding up or dissolution of the Company in accordance with the terms of the Charter or Bylaws or which Company Counsel deems necessary to comply with any U.S. federal, state or other law applicable to the Company, (ii) any certificate or documents necessary or advisable for the Company to become or to continue as a BDC, (iii) any amendments to the Charter or Bylaws or any of the foregoing adopted or otherwise made in accordance with the provisions of the Charter or Bylaws, (iv) all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or pledging arrangement, including documents pledging a security interest over the Capital Commitment of the Subscriber, and (v) any other instruments authorized by the Charter or Bylaws. To the fullest extent permitted by law, this power of attorney is coupled with an interest, is irrevocable and shall survive, and shall not be affected by, the Subscriber’s subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution, regardless of whether the Company has had notice thereof, and shall survive the delivery of an assignment by the Subscriber of the whole or any portion of its Shares, except that where the assignee thereof has been approved by the Company, this power of attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Company to execute, acknowledge and file any instrument necessary to effect such substitution.

22. Disclosure of Information. The Subscriber acknowledges and agrees that each of the Company, the Administrator and/or the Advisor may disclose to each other, any Affiliate, any other service provider to the Company or any regulatory body in any applicable jurisdiction to which any of the Company, the Administrator and/or the Advisor is or may be subject, copies of its subscription application/documents and any information concerning the Subscriber in their respective possession, whether provided by the Subscriber to the Company, the Administrator and/or the Advisor or otherwise, including details of its holdings in the Company, historical and pending transactions in the Shares and the values thereof, and any such disclosure shall not be treated as a breach of any restriction upon the disclosure of information imposed on any such person by law or otherwise.

23. Confidentiality. The Subscriber acknowledges that the Memorandum and other information relating to the Company (the “Confidential Information”) have been submitted to the Subscriber on a confidential basis for use solely in connection with its consideration of the purchase of Shares. In addition, Confidential Information includes non-public information regarding the Advisor, or their Affiliates, and any other investment vehicles whose investment adviser is the Advisor or an Affiliate of the Advisor. The Subscriber agrees to comply with all laws, including securities laws, concerning Confidential Information, and the Subscriber agrees that it shall not trade in the securities of any issuer about which it receives material non-public information under this Agreement or in the Subscriber’s capacity as a holder of Shares and shall refrain from such trading until any material non-public information no longer constitutes material non-public information. The Subscriber agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Subscriber shall not (i) reproduce the Memorandum or any other Confidential Information, in whole or in part, or (ii) disclose the

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Confidential, Proprietary and Trade Secret

Memorandum or any other Confidential Information to any person who is not the Subscriber’s officer or employee who is involved in its investments, partner (general or limited) or Affiliate (it being understood and agreed that if the Subscriber is a pooled investment fund, the Subscriber shall only be permitted to disclose the Memorandum or other Confidential Information if the Subscriber has required its investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 23 and the Subscriber remains liable for any breach of this Section 23 by the Subscriber’s investors), except to the extent such information is (x) in the public domain (other than as a result of any action or omission by the Subscriber or any person to whom the Subscriber has disclosed such information) or (y) required by applicable law or regulation to be disclosed, in which case the Subscriber shall first notify the Company of such requirement (unless such notification is prohibited by law) so that the Company may pursue a protective order or other appropriate remedy or waive compliance with the terms of this Section 23, and if a protective order or other appropriate remedy is not obtained, or if the Company waives compliance with the terms of this Section 23, then the Subscriber shall disclose only that portion of Confidential Information that the Subscriber is advised by counsel is legally required to be disclosed and shall use its commercially reasonable efforts to protect the confidentiality of such information disclosed, including by requesting that such information be accorded confidential treatment. The Subscriber further agrees to return the Memorandum and any other Confidential Information upon the Company’s request therefor. The Subscriber acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this Section 23 by the Subscriber and that, in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

24.  Third-Party Rights. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and the Company’s successors and assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person. Except for any lender that provides financing and/or to the extent otherwise agreed by the Subscriber in writing, a person who is not party to this Agreement has no right to enforce directly any term of this Agreement; provided, that each Indemnitee may enforce directly his, her or its rights pursuant to Section 17 of this Agreement. Notwithstanding any other term of this Agreement, the consent of any person who is not a party to this Agreement (including any Indemnitee) is not required for any variation of, amendment to, or release, rescission or termination of, this Agreement.

25. No Joint Liability Among the Company, the Advisor and the Administrator. The Company shall not be liable for the fulfillment of any obligation of the Advisor or the Administrator under or in connection with this Agreement. The Advisor shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Company or the Administrator under or in connection with this Agreement. The Administrator shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Company or the Advisor under or in connection with this Agreement. There shall be no joint and several liability of the Company, the Advisor and the Administrator for any obligation under or in connection with this Agreement.

26. General.

(a)	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement shall be governed by the laws of the State of New York.

(b)	UNLESS OTHERWISE AGREED BY THE COMPANY IN WRITING, THE SUBSCRIBER AND THE COMPANY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST THE COMPANY, THE ADVISOR (OR THEIR RESPECTIVE PARTNERS, MEMBERS, MANAGERS, OFFICERS, PRINCIPALS, DIRECTORS, EMPLOYEES, AGENTS, CONSULTANTS OR AFFILIATES, IN THEIR CAPACITY AS SUCH OR IN ANY RELATED CAPACITY) OR THE COMPANY, IN ANY

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Confidential, Proprietary and Trade Secret

WAY RELATING TO THE COMPANY, THIS AGREEMENT OR ANY COMPANY DOCUMENTS.

(c)	Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(d)	No Conflict. The execution and delivery of and/or adherence to, as applicable, this Agreement by or on behalf of the Subscriber, the consummation of the transactions contemplated hereby and the performance of the Subscriber’s obligations under this Agreement or any Other Subscription Agreement will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to the Subscriber, or any agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties is bound, or any U.S. or non-U.S. permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Subscriber or the Subscriber’s business or properties.

(e)	Successors and Assigns. This Agreement, to the extent accepted by the Company, will be binding upon the Subscriber’s heirs, legal representatives, successors and permitted assigns.

(f)	Headings and Construction. Section headings and other headings contained in this Agreement are for reference only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement. The word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions in any case where such phrase is not otherwise used.

*     *     *     *     *

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Subscription Agreement – Page 25

Confidential, Proprietary and Trade Secret

Annex 1

TRANSFER RESTRICTIONS

This Annex 1 is attached to and made a part of the Agreement with the Subscriber, and by signing this Agreement the Subscriber expressly agrees to be bound by the transfer restrictions contained in this Annex 1. Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

The Subscriber may not Transfer its Capital Commitment without the express written consent of the Company, which may be granted or withheld in the sole discretion of the Company.

Prior to an Exchange Listing, if any, Transfers of Shares may be made (i) only in transactions exempt from, or not subject to, the registration requirements of the Securities Act and (ii) upon receipt of approval of such Transfer by the Advisor, which may be granted or withheld in the sole discretion of the Advisor. Specifically, the Company may deny a Transfer (x) if the creditworthiness of the proposed transferee, as determined by the Company in its sole discretion, is not sufficient to satisfy all obligations under the Agreement, (y) if such Transfer would constitute or result in a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code, or would result in any portion of the assets of the Company being deemed to constitute “plan assets” subject to ERISA or Section 4975 of the Code, or (z) unless, in the opinion of counsel (who may be Company Counsel) satisfactory in form and substance to the Company, such Transfer has been registered under the Securities Act in a transaction exempt from or not subject to the registration requirements thereunder, an exemption from registration is available or such sale or disposition is made in accordance with the provisions of Regulation S under the Securities Act and such Transfer does not violate any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the Shares to be Transferred.

Any person that acquires all or any portion of the Shares of the Subscriber in a Transfer permitted under this Annex 1 shall be obligated to pay to the Company the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Subscriber agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Company, it shall remain liable for its Capital Commitment prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Shares.

The Company shall not recognize for any purpose any purported Transfer of all or any portion of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to such transferor, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (1) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Agreement and its agreement to be bound thereby, and (2) represents that such Transfer was made in accordance with this Agreement, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.

5C Lending Partners Corp.
Transfer Restrictions

Confidential, Proprietary and Trade Secret

IN WITNESS WHEREOF, the Subscriber has executed this Agreement as of _______ __, 2024.

Subscriber Signature Page

IN WITNESS WHEREOF, the undersigned has executed this Agreement for the purchase of Shares in 5C Lending Partners Corp.

SUBSCRIPTION

$

Amount of Subscription

Print or Type Name of Subscriber

Signed by:

(Title, if applicable)

Typed or printed address of Subscriber (as described in Section 11(l)):

Subscriber’s Social Security or Federal Tax Identification No.:

Unless otherwise indicated, the undersigned consents to receive annual updates and changes to the Company’s “privacy notice” described in Section 11(t) above via e-mail or web site.

Is the party signing this document acting as a nominee or custodian for another person or entity? Yes ☐ No ☐

Consent to electronic delivery of Form 1099? Yes ☐ No ☐

* If yes, please read and sign Exhibit F.

Check the following box if, to the knowledge of the Subscriber, the Subscriber is controlled by, controls or is under common control with any other shareholder of the Company. ☐

If the Subscriber checks the box above, please attach a supplemental sheet that identifies the other shareholder and describes the relationship between the Subscriber and such other shareholder.

The Subscriber is an “investment company” within the meaning of the Investment Company Act or an entity that would be an “investment company” but for the exception provided for in Section 3(c)(1) or 3(c)(7) thereof. ☐

The Subscriber elects to opt out of participation in the 5C Lending Partners Corp.’s dividend reinvestment plan. ☐

Please list Type of Entity (e.g., individual, corporation, estate, trust, partnership, exempt organization, nominee, custodian) and check the applicable box(es) below, if any:

If the Subscriber is a “FOIA Subscriber” as such term is defined in Section 11(q) of this Agreement: ☐

If the Subscriber is a “Benefit Plan Investor” for purposes of this Agreement: ☐

If the Subscriber is a “401(k)/IRA Investor” as such term is defined in Section 11(p) of this Agreement: ☐

If the Subscriber is an “Other Plan Investor” for purposes of this Agreement: ☐

Country of residence for U.S. federal income tax purposes

State of residence for U.S. federal income tax purposes

5C Lending Partners Corp.
Investor Signature Page

Confidential, Proprietary and Trade Secret

SUBSCRIBER INFORMATION

Name of Subscriber:

Fed wire instructions for cash distributions:

Bank Name:
ABA#/SWIFT#:
Account Name:
Account Number:
Contact Name:
For Further Credit to Account Name:
For Further Credit to Account Number:

Primary contact person (to receive all correspondence, including Drawdown Notices, Catch-up Notices and distribution notices, tax information, information related to annual meetings, general correspondence and legal documents). This address will be included in the books and records of the Company and will be used for purposes of providing notices to the Subscriber:

Name:
Phone Number:
E-mail Address:
Address:

Secondary contact person (to receive all correspondence):

Name:
Phone Number:
E-mail Address:
Address:

Legal contact person (to receive all legal documents):

Name:
Phone Number:
E-mail Address:
Address:

Please note that if any information is requested to be delivered to a party other than the Subscriber, the Advisor will retain sole discretion over whether such additional party may receive the information and/or whether such additional party may be required to execute a confidentiality agreement in connection therewith.

5C Lending Partners Corp.
Investor Information Page

Confidential, Proprietary and Trade Secret

ACCEPTANCE FORM

The foregoing Agreement is hereby accepted by the undersigned as of the acceptance date listed below:

5C LENDING PARTNERS CORP.

By:
Name:
Title:

Date of Acceptance:

Amount of Capital Commitment accepted by the Company (if less than the amount set forth on the Subscriber’s signature page above as permitted by Section 1): $

If the Company executes this Agreement and the preceding line is left blank, the Company has accepted the Subscriber’s subscription for Shares with a Capital Commitment in the amount set forth on the Subscriber’s signature page.

5C Lending Partners Corp.
Acceptance Form

Confidential, Proprietary and Trade Secret

Name of Subscriber (Please Print or Type)

EXHIBIT A

ACCREDITED INVESTOR STATUS

The Subscriber hereby represents and warrants, pursuant to Section 11(m) of the attached Agreement, that he, she or it is correctly and in all respects described by the category or categories set forth below directly next to which the Subscriber or its authorized representative has checked the corresponding category or categories. The Subscriber further represents and warrants that he, she or it has checked the applicable box representing their response to questions (8) through (12) below. Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

______	(1)	The Subscriber is a natural person (or a 401(k)/IRA Subscriber directed by and for the benefit of a single natural person) whose net worth,[1] either individually or jointly with such person’s spouse or spousal equivalent,[2] exceeds $1,000,000.

______	(2)	The Subscriber is a natural person (or a 401(k)/IRA Subscriber directed by and for the benefit of a single natural person) who (a) either had (i) individual income in excess of $200,000 in each of the previous two calendar years or (ii) joint income with that person’s spouse or spousal equivalent[2] in excess of $300,000 in each of the previously two calendar years and (b) reasonably expects to reach the same income level in the current calendar year.

______	(3)	The Subscriber is a natural person (or a 401(k)/IRA Subscriber directed by and for the benefit of a single natural person) holding in good standing a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82), or a Licensed Investment Adviser Representative license (Series 65).

______	(4)	The Subscriber is an entity which falls within one of the following categories of accredited investor set forth in Rule 501(a) of Regulation D under the Securities Act:

______	(a)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or a fiduciary capacity.

______	(b)	A broker or dealer registered pursuant to Section 15 of the Exchange Act.

______	(c)	The Subscriber is an investment adviser (a) registered pursuant to Section 203 of the Investment Advisers Act, (b) registered pursuant to the laws of a

[1]	In calculating the Subscriber’s net worth: (a) the Subscriber’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the Subscriber’s primary residence, up to the estimated fair market value of the primary residence at the time of calculation, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the Subscriber’s primary residence in excess of the estimated fair market value of the primary residence at the time of calculation shall be included as a liability. In calculating the Subscriber’s joint net worth with the Subscriber’s spouse or spousal equivalent, (i) the Subscriber’s spouse’s or spousal equivalent’s primary residence (if different from the Subscriber’s own) and indebtedness secured by such primary residence shall be treated in a similar manner and (b) joint net worth can be calculated as the aggregate net worth of the Subscriber and such Subscriber’s spouse or spousal equivalent (i.e., the assets included in such joint net worth calculation need not be held jointly by the Subscriber and such Subscriber’s spouse or spousal equivalent).

[2]	Rule 501(j) under the Securities Act defines a “spousal equivalent” as a cohabitant occupying a relationship generally equivalent to that of a spouse.

5C Lending Partners Corp.
Accreditor Investor Status – Exhibit A-1

Confidential, Proprietary and Trade Secret

state within the United States or (c) relying on the exemption from registration with the U.S. Securities and Exchange Commission under Section 203(l) or 203(m) of the Investment Advisers Act.

______	(d)	An insurance company as defined in Section 2(a)(13) of the Securities Act.

______	(e)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act.

______	(f)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

______	(g)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act, as amended.

______	(h)	An employee benefit plan within the meaning of Title I of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons or entities that are accredited investors as described in one or more of the categories set forth in items 1 through 5 of this Exhibit A.

______	(i)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act.

______	(j)	An organization described in Section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

______	(k)	A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a “sophisticated person” (meaning a person that has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company) as described in Section 506(b)(2)(ii) of Regulation D under the Securities Act.

______	(5)	The Subscriber is a revocable grantor trust and (a) each grantor of the trust has the power to revoke the trust at any time and regain title to the trust assets, (b) the grantors may amend the trust at any time and (c) each grantor is an accredited investor as described in one or more of the categories set forth in items 1 through 4 above. If the Subscriber is described by this item 5, the Subscriber should describe the circumstances under which the trust may be revoked and amended by the grantor(s).

Circumstances under which the trust is revocable and may be amended:

______	(6)	The Subscriber is an entity (other than a trust) in which all of the equity owners are accredited investors as described in one or more of the categories set forth in items 1 through 4 of this Exhibit A. Beneficiaries of a trust are not considered equity owners for these purposes.

5C Lending Partners Corp.
Accreditor Investor Status – Exhibit A-2

Confidential, Proprietary and Trade Secret

______	(7)	The Subscriber is not described in any of the categories set forth above but is not a U.S. Person (as defined in Exhibit B).

5C Lending Partners Corp.
Accreditor Investor Status – Exhibit A-3

Name of Subscriber (Please Print or Type)

EXHIBIT B

U.S. PERSON STATUS

The Subscriber hereby represents and warrants, pursuant to Section 11(m) of the attached Agreement, that he, she or it is a “U.S. Person” set forth in Rule 902(k) of Regulation S under the Securities Act.

If the Subscriber is not a U.S. Person, as set forth below, please check the following box: ☐

Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

A “U.S. Person” is defined for the purposes of Rule 902(k) of Regulation S under the Securities Act as any of the following:

(a) A natural person resident in the United States of America, its territories and possessions, any state of the United States, or the District of Columbia (the “United States”).

(b) A partnership or corporation organized or incorporated under the laws of the United States.

(c) An estate of which any executor or administrator is a U.S. Person, unless, in the case of an estate of which any professional fiduciary acting as executor or administrator is a U.S. Person, the estate is governed by laws of a jurisdiction other than the United States and an executor or administrator who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate.

(d) A trust of which any trustee is a U.S. Person, unless, in the case of a trust of which any professional fiduciary acting as trustee is a U.S. Person, a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person.

(e) An agency or branch of a non-United States entity located in the United States.

(f) A non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person.

(g) A discretionary account or similar account (other than an estate or trust) held by a dealer or other professional fiduciary organized, incorporated or (if an individual) resident in the United States unless such account is held for the benefit or account of a non-U.S. Person.

(h) A partnership or corporation (i) organized or incorporated under the laws of any jurisdiction other than the United States and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Regulation D under the Securities Act) who are not natural persons, estates or trusts.

5C Lending Partners Corp.
U.S. Person Status – Exhibit B-1

Confidential, Proprietary and Trade Secret

Name of Subscriber (Please Print or Type)

EXHIBIT C

PLAN INVESTOR REPRESENTATIONS

The Subscriber hereby represents and warrants, pursuant to Section 11(p) of the attached Agreement, as set forth below. Subscribers for whom the answer to items 1, 3, 4 or 5 below is “Yes” shall be referred to in this Exhibit C and the Agreement as “Plan Investors.” Please execute the signature block below even if all answers are “No.” Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

1. The Subscriber is, or is acting on behalf of: (a) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, that is subject to Part 4 of Subtitle B of Title I of ERISA; (b) a “plan” within the meaning of Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code (including individual retirement accounts); or (c) any other entity or account that is deemed under the U.S. Department of Labor regulation codified at 23 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA to hold the assets of a plan described in (a) or (b) (each, a “Benefit Plan Investor”).

Yes	No

If the Subscriber answered “No” to this item 1 (i.e., the Subscriber is not a Benefit Plan Investor), it represents that it will not be a Benefit Plan Investor for so long as the Subscriber holds an interest in the Company, and will promptly notify the Company in writing in the event it ever becomes, or there is any reason to believe that it will become, a Benefit Plan Investor.

2. If the answer to item 1 above is “Yes” and the Subscriber is an entity or account (including insurance company general accounts or an entity described in item 5 below), the current participation in the Subscriber (or the entity or account on whose behalf the Subscriber is acting) by Benefit Plan Investors, expressed as a percentage, is: _______% (the “Current Percentage”), and the maximum participation in the Subscriber (or the entity or account on whose behalf the Subscriber is acting) by Benefit Plan Investors, expressed as a percentage, while the Subscriber holds an interest in the Company will be                 % (the “Maximum Percentage”).

The Subscriber expressly agrees (i) that the Maximum Percentage shall not be exceeded while the Subscriber holds any interest in the Company and (ii) to promptly disclose to the Company in writing any changes with respect to the Current Percentage, to promptly re-confirm such percentages in writing at any time upon the request of the Company (or other person acting on behalf of the Company), and to provide such other information reasonably requested by the Company (or other person acting on behalf of the Company) for purposes of determining whether or not the Company is holding “plan assets.”

3. The Subscriber is, or is acting on behalf of, a “governmental plan” within the meaning of Section 3(32) of ERISA, a non-U.S. plan (established and maintained outside of the United States primarily for the benefit of individuals substantially all of whom are non-residents of the United States), or another plan or retirement arrangement that is not subject to Part 4 of Subtitle B of Title I of ERISA and with respect to which Section 4975 of the Code does not apply or a partnership, limited liability company or other entity or account that is deemed to hold the assets of such a governmental plan, non-U.S. plan or other plan or retirement arrangement under applicable law (each, an “Other Plan Investor”).

Yes	No

4. The Subscriber is, or is acting on behalf of, a “church plan” within the meaning of Section 3(33) of ERISA.

Yes	No

5C Lending Partners Corp.
Plan Investor Representations – Exhibit C-1

Confidential, Proprietary and Trade Secret

If the answer to this item 4 is “Yes”, has the Subscriber elected to be subject to ERISA?

Yes	No

5. The Subscriber is, or is acting on behalf of, an entity or account described under 29 C.F.R. § 2510.3-101(h) (such as, for example, a group trust, a bank common or collective trust or certain insurance company separate accounts).

Yes	No

6. The Subscriber is (a) a person or entity who has discretionary authority or control with respect to the assets of the Company, (b) a person or entity who provides investment advice for a fee (direct or indirect) with respect to the assets of the Company, or (c) an “affiliate” (within the meaning of 29 C.F.R. Section 2510.3-101(f)(3)) of a person or entity described in (a) or (b).

Yes	No

7. If the answer to any of items 1, 3, 4 or 5 above is “Yes,” the Subscriber hereby represents, warrants and covenants to and agrees with the Company that:

(a)	The Plan Investor’s decision to invest in the Company was made on an arms’ length basis by duly authorized fiduciaries in accordance with the Plan Investor’s governing documents, which fiduciaries (each a “Plan Fiduciary”) (i) are independent of the Company, the Advisor and their respective affiliates, (ii) are capable of evaluating investment risks and exercising independent judgment with regard to the Plan Investor’s prospective investment in the Company and (iii) are fiduciaries under ERISA and/or the Code or any other U.S. federal, state or local or non-U.S. law substantially similar to ERISA or Section 4975 of the Code (“Similar Law”), as applicable, with respect to the decision to invest in the Company;

(b)	None of the Company, the Advisor or any of their respective affiliates has undertaken to provide any advice or recommendation to any Plan Fiduciary, including in a fiduciary capacity, and no such advice nor any such recommendation was relied upon by any Plan Fiduciaries in deciding to invest in the Company. Such Plan Fiduciaries have considered any fiduciary duties or other obligations arising under ERISA, Section 4975 of the Code and any Similar Law, including any regulations, rules and procedures issued thereunder and related judicial interpretations, in determining to invest in the Company, and such Plan Fiduciaries have independently determined that an investment in the Company is consistent with such fiduciary duties and other obligations;

(c)	No discretionary authority or control was exercised by the Company, the Advisor or any of their respective affiliates in connection with the Plan Investor’s investment in the Company. No investment advice was provided to the Plan Investor or the Plan Fiduciary by the Company, the Advisor or their respective affiliates, including any advice based upon the Plan Investor’s investment policies or strategies, overall portfolio composition or diversification with respect to its investment in the Company;

(d)	The Subscriber acknowledges and agrees that the Company does not intend to hold plan assets of the Plan Investor and that none of the Company, the Advisor or any of their respective affiliates will act as a fiduciary to the Plan Investor under ERISA, the Code or any Similar Law with respect to the Plan Investor’s purchase or retention of an interest in the Company or the management or operation of the Company;

(e)	Assuming the assets of the Company are not “plan assets” within the meaning of Section 3(42) of ERISA, the Subscriber’s acquisition and holding of interests in the Company will not constitute or result in a non-exempt “prohibited transaction” under ERISA or Code §4975 or a violation of any Similar Law; and

(f)	The information provided in this Exhibit C is true and accurate as of the date hereof, and such information shall remain true and accurate for so long as the Subscriber holds an interest in the Company.

5C Lending Partners Corp.
Plan Investor Representations – Exhibit C-2

Confidential, Proprietary and Trade Secret

The Subscriber shall notify the Company promptly after obtaining knowledge of the occurrence of any event which invalidates or otherwise renders inaccurate (or will be reasonably expected to invalidate or otherwise render inaccurate) any of the foregoing representations, warranties and covenants.

Name of Subscriber:

By:
Name:
Title:

5C Lending Partners Corp.
Plan Investor Representations – Exhibit C-3

Confidential, Proprietary and Trade Secret

EXHIBIT D

Additional Representations for Non-U.S. Persons

As used herein, the term “Shares” shall mean shares of common stock in the Company and the term “Subscriber” shall mean the person or entity executing the Agreement to which this Exhibit D is attached as the “Subscriber”.

EEA SUBSCRIBERS

For purposes hereof, “EEA Jurisdiction” means each of: Austria, Belgium, Bulgaria, Croatia, Republic of Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain and Sweden.

If (a) the Subscriber is domiciled in, or has a registered office in, an EEA Jurisdiction, the United Kingdom, or Switzerland, or (b) if the Subscriber’s decision to invest in the Company was made for or on behalf of the Subscriber by a person that is domiciled in, or has its registered office in, an EEA Jurisdiction, the United Kingdom, or Switzerland (each, an “EEA Subscriber”, a “UK Subscriber”, or a “Swiss Subscriber”, respectively), the Subscriber represents, warrants and agrees that (i) the Subscriber has appropriately completed the European Economic Area / United Kingdom / Switzerland Investor Questionnaire, as applicable, and (ii) all of the statements, answers, and information in the European Economic Area / United Kingdom / Switzerland Investor Questionnaire, as applicable, are true and correct as of the date hereof, will be true and correct as of the date and/or dates of the acceptance of this subscription and, as of each such date, do not and will not omit to state any material fact necessary in order to make the statements contained therein not misleading.1

Name of Subscriber (Please Print or Type)

[1]

EEA Subscribers, UK Subscribers and Switzerland Subscribers must complete the European Economic Area / United Kingdom / Switzerland Investor Questionnaire, respectively. Please contact the Advisor for additional information.

5C Lending Partners Corp.
Additional Representations for Non-U.S. Persons – Exhibit D-1

Confidential, Proprietary and Trade Secret

EXHIBIT E

SUPPLEMENTAL INVESTOR QUALIFICATION STATEMENT
FOR CANADIAN SUBSCRIBERS

Part I.	Disclosure Matters.

The Subscriber and, if applicable, the disclosed principal of the Subscriber (the “Disclosed Principal”) understands that the Company may be required to provide any one or more of the Canadian securities regulators, stock exchanges, other regulatory agencies (each a “Securities Regulator”) or the Company’s registrar and transfer agent or other agents with the name, residential address, telephone number, facsimile number and email address of the Subscriber (and, if applicable, the Disclosed Principal) as well as information regarding the shares of common stock in the Company (the “Shares”) subscribed for under the Agreement and the identities of any beneficial Subscribers of the Shares (collectively, the “Canadian Required Information”), and may make any other filings of the Canadian Required Information as the Company deems or its agents deem appropriate. In addition, the Canadian Required Information may be used by the Company for the purposes of:

(a) evaluating the Subscriber’s eligibility and suitability as a potential limited partner of the Company;

(b) complying with all corporate governance and disclosure requirements under applicable securities laws; and

(c) contacting the Subscriber in its capacity as an investor.

The Subscriber (and, if applicable, the Disclosed Principal) hereby consents to and authorizes the foregoing use and disclosure of such Canadian Required Information and agrees to provide, on request, all particulars required by the Company in order to comply with the foregoing.

Each Subscriber (and, if applicable, the Disclosed Principal) authorizes the indirect collection of Canadian Required Information by the applicable Securities Regulator and confirms that it has been notified by the Company: (i) that the Company will be delivering the Canadian Required Information to applicable Securities Regulator; (ii) that such Canadian Required Information is being collected indirectly by the applicable Securities Regulator under the authority granted to it in applicable securities laws; (iii) that such Canadian Required Information is being collected for the purpose of the administration and enforcement of applicable securities laws; and (iv) that the title, business address and business telephone number of the public official in British Columbia, Alberta, Ontario and Québec (each a “Canadian Jurisdiction” and collectively, the “Canadian Jurisdictions”) who can answer questions about the such indirect collection of the Canadian Required Information is as follows:

Alberta

Alberta Securities Commission

Suite 600, 250 – 5th Street SW Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-2082

Public official contact regarding indirect collection of information: FOIP Coordinator

British Columbia

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre 701 West Georgia Street

5C Lending Partners Corp.
Supplemental Investor Qualification Statement for Canadian Investors – Exhibit E-1

Confidential, Proprietary and Trade Secret

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: FOI-privacy@bcsc.bc.ca

Public official contact regarding indirect collection of information: FOI Inquiries

Ontario

Ontario Securities Commission

20 Queen Street West, 22nd Floor Toronto, Ontario M5H 3S8

Telephone: (416) 593- 8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

Québec

Autorité des marchés financiers

800, rue du Square-Victoria, 22e étage

C.P. 246, tour de la Bourse Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes only)

Facsimile: (514) 864-6381 (For privacy requests only)

Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers); fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers)

Public official contact regarding indirect collection of information: Corporate Secretary

The Subscriber hereby consents to and authorizes the foregoing use and disclosure of such Canadian Required Information and agrees to provide, on request, all particulars required by the Company in order to comply with the foregoing. For purposes of compliance with Canada’s Anti-Spam Legislation, the Subscriber’s execution of this Supplemental Investor Qualification Statement for Canadian Subscribers provides consent to receive email communications from the Company and its representatives. Such email communication will contain the appropriate instructions for opting out of future communications.

The Subscriber acknowledges that it has reviewed the privacy policy of the Company and the Advisor and consents to the use and disclosure of personal information by the Company, the Advisor and their affiliates as set out therein.

The Subscriber acknowledges that by completing the Agreement and this Supplemental Investor Qualification Statement for Canadian Subscribers, it may be providing to the Company and the Advisor and their delegates and agents personal information within the meaning of the Personal Information Protection and Documents Act (Canada), as amended (“PIPEDA”). The Subscriber provides its consent to the Company, the Advisor and their delegates and agents obtaining, holding, using, disclosing and processing the personal information as described in the privacy policy of the Company (or one of its affiliates, as applicable).

To the extent that PIPEDA is applicable, the Subscriber may have a right of access to its personal information kept by the Company or the Advisor relating to the Subscriber’s purchase and holding of the Shares and the right to amend and rectify any inaccuracies in its personal information held by the Company or the Advisor relating to the Subscriber’s purchase and holding of the Shares by making a request to such persons in writing.

5C Lending Partners Corp.
Supplemental Investor Qualification Statement for Canadian Investors – Exhibit E-2

Confidential, Proprietary and Trade Secret

The Subscriber represents and warrants that it has the authority to provide consents and acknowledgements set out in the above paragraphs on behalf of all beneficial purchasers.

Part II.	Risk Acknowledgement.

The Subscriber acknowledges that in order for a subscription to be accepted and processed, if the Subscriber is an individual and is subscribing as an “accredited investor” (as described in Part III below) that does not meet the criteria set out in subparagraph 12 of Part III(b) below, the Subscriber will complete and deliver a completed Form 45-106F9 – Form for Individual Accredited Investors as described in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”).

Part III.	Accredited Investor Matters.

Please indicate with an “X” the category in Part II(a) and the category or categories in Part II(b) below that accurately describe the Subscriber and qualify it as an “accredited investor” pursuant to NI 45-106:

(a) The Subscriber represents, warrants and certifies to the Company that the Subscriber is:

______	(1)	an “accredited investor” within the meaning of NI 45-106 and, for investors in Ontario, Section 73.3 of the Securities Act (Ontario) (the “OSA”), as applicable, is resident in Canada and is subscribing for the Shares as principal for its own account and not for the benefit of any other Person, and it is subscribing for investment only and not with a view to resale or distribution and no other Person, corporation, firm or other organization has a beneficial interest in the Shares;

______	(2)	subscribing for the Shares as agent for a “Disclosed Principal”, and the Disclosed Principal is an “accredited investor” within the meaning of NI 45-106 and, for investors in Ontario, Section 73.3 of the OSA, as applicable, subscribing as principal for its own account, and not for the benefit of any other Person, and is subscribing for investment only and not for a view to resale or distribution; or

______	(3)	a Person described in paragraph (18) or (19) of Part II(b) below and is subscribing for the Shares on behalf of one or more Fully Managed Accounts.

(b) If the Subscriber or the Disclosed Principal is an “accredited investor” within the meaning of NI 45-106 and, for investors in Ontario, Section 73.3 of the OSA, subscribing pursuant to (1), (2) or (3) above, check or initial the categories that apply to the Subscriber or the Disclosed Principal:

______	(1)	except for a Subscriber resident in Ontario, a Canadian Financial Institution, or a Schedule III bank, and for a Subscriber resident in Ontario, a financial institution described in paragraph 1, 2 or 3 of subsection 73.1(1) of the OSA;

______	(2)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

______	(3)	a Subsidiary of any Person referred to in paragraphs (1) or (2), if the Person owns all of the voting securities of the Subsidiary, except the voting securities required by law to be owned by Directors of that Subsidiary;

5C Lending Partners Corp.
Supplemental Investor Qualification Statement for Canadian Investors – Exhibit E-3

Confidential, Proprietary and Trade Secret

______	(4)	a Person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

______	(5)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a Person referred to in paragraph (4);

______	(6)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the OSA or the Securities Act (Newfoundland and Labrador);

______	(7)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

______	(8)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

______	(9)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

______	(10)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

______	(11)	an individual who, either alone or with a Spouse, beneficially owns, directly or indirectly, Financial Assets having an aggregate realizable value that before taxes, but net of any Related Liabilities, exceeds CDN$1,000,000;

______	(12)	an individual who beneficially owns financial assets having an aggregate realisable value that, before taxes but net of any related liabilities, exceeds CDN$5,000,000;

______	(13)	an individual whose net income before taxes exceeded CDN$200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a Spouse exceeded CDN$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

______	(14)	an individual who, either alone or with a Spouse, has net assets of at least CDN$5,000,000;

______	(15)	a Person, other than an individual or Investment Fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements;

______	(16)	an Investment Fund that distributes or has distributed its securities only to

(A)	a Person that is or was an accredited investor at the time of the distribution;

(B)	a Person that acquires or acquired securities in the circumstances referred to in section 2.10 of NI 45-106 (Minimum amount investment), and section 2.19 of NI 45-106 (Additional investment in investment funds); or

(C)	a Person described in paragraph (A) or (B) above that acquires or acquired securities under section 2.18 of NI 45-106 (Investment fund reinvestment);

5C Lending Partners Corp.
Supplemental Investor Qualification Statement for Canadian Investors – Exhibit E-4

Confidential, Proprietary and Trade Secret

______	(17)	an Investment Fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

______	(18)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a Fully Managed Account managed by the trust company or trust corporation, as the case may be;

______	(19)	a Person acting on behalf of a Fully Managed Account managed by that Person, if that Person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or foreign jurisdiction;

______	(20)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an Eligibility Adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

______	(21)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (1) to (4) or paragraph (10) in form and function;

______	(22)	a Person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by Directors, are Persons that are accredited investors;

______	(23)	an Investment Fund that is advised by a Person registered as an adviser or a Person that is exempt from registration as an adviser;

______	(24)	a Person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or

______	(25)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of the accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Part IV.	Permitted Client Matters.

The Subscriber represents, warrants and certifies that the Subscriber qualifies as a “permitted client” pursuant to National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”) because the Subscriber is:

______	(a)	a Canadian Financial Institution or a Schedule III bank;

______	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

5C Lending Partners Corp.
Supplemental Investor Qualification Statement for Canadian Investors – Exhibit E-5

Confidential, Proprietary and Trade Secret

______	(c)	a Subsidiary of any Person or company referred to in paragraph (a) or (b), if the Person or company owns all of the voting securities of the Subsidiary, except the voting securities required by law to be owned by Directors of the Subsidiary;

______	(d)	a Person or company registered under the securities legislation of a jurisdiction of Canada as an adviser, investment dealer, mutual fund dealer or exempt market dealer;

______	(e)	a pension fund that is regulated by either the federal Office of the Superintendent of Financial Institutions or a pension commission or similar regulatory authority of a jurisdiction of Canada or a wholly-owned Subsidiary of such a pension fund;

______	(f)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (e);

______	(g)	the Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

______	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

______	(i)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

______	(j)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a managed account managed by the trust company or trust corporation, as the case may be;

______	(k)	a Person or company acting on behalf of a managed account managed by the Person or company, if the Person or company is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

(l)	an Investment Fund if one or both of the following apply:

______	(1)	the fund is managed by a Person or company registered as an investment fund manager under the securities legislation of a jurisdiction of Canada;

______	(2)	the fund is advised by a Person or company authorized to act as an adviser under the securities legislation of a jurisdiction of Canada;

______	(m)	in respect of a dealer, a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser, as defined in section 1.1 of NI 45-106, or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

______	(n)	in respect of an adviser, a registered charity under the Income Tax Act (Canada) that is advised by an eligibility adviser, as defined in section 1.1 of NI 45-106, or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

5C Lending Partners Corp.
Supplemental Investor Qualification Statement for Canadian Investors – Exhibit E-6

______	(o)	an individual who beneficially owns Financial Assets, having an aggregate realizable value that, before taxes but net of any Related Liabilities, exceeds CDN$5,000,000;

______	(p)	a Person or company that is entirely owned by an individual or individuals referred to in paragraph (o), who holds the beneficial ownership interest in the Person or company directly or through a trust, the trustee of which is a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction;

______	(q)	a Person or company, other than an individual or an Investment Fund, that has net assets of at least CDN$25 million as shown on its most recently prepared financial statements; or

______	(r)	a Person or company that distributes securities of its own issue in Canada only to Persons or companies referred to in paragraphs (a) to (q).

Part V.	Definitions.

For purposes of Parts III and IV of this Supplemental Investor Qualification Statement for Canadian Subscribers, the following terms have the meanings set forth below:

“Canadian Financial Institution” means:

(a)	a bank listed in Schedule I or II to the Bank Act (Canada);

(b)	a body corporate as defined in the Trust and Loan Companies Act (Canada) and to which that Act applies;

(c)	an association as defined in the Cooperative Credit Associations Act (Canada) and to which that Act applies

(d)	an insurance company or a fraternal benefit society incorporated or formed under the

(e)	Insurance Companies Act (Canada);

(f)	a trust, loan or insurance corporation authorized to carry on business by or under an Act of the legislature of a jurisdiction of Canada;

(g)	a credit union, central credit union, caisse populaire, financial services cooperative or credit union league or federation that is incorporated or otherwise authorized to carry on business by or under an Act of the legislature of a jurisdiction of Canada; or

(h)	a treasury branch established by or under an Act of the legislature of a jurisdiction of Canada.

“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization.

“control” means a person (first person) is considered to control another person (second person) if:

(a)	the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

5C Lending Partners Corp.
Supplemental Investor Qualification Statement for Canadian Investors – Exhibit E-7

Confidential, Proprietary and Trade Secret

“Director” means:

(d)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(e)	with respect to a Person that is not a company, an individual who performs functions similar to those of a director of a company.

“Eligibility Adviser” means:

(a)	a Person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed; and

(b)	in Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a chartered professional accountant who is a member in good standing of an organization of chartered professional accountants in a jurisdiction of Canada provided that the lawyer or chartered professional accountant does not:

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons; nor

(ii)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a Person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months.

“executive officer” means, for an issuer, an individual who is:

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)	performing a policy-making function in respect of the issuer.

“Financial Assets” means:

(a)	cash;

(b)	securities; or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.

5C Lending Partners Corp.
Supplemental Investor Qualification Statement for Canadian Investors – Exhibit E-8

Confidential, Proprietary and Trade Secret

“financial institution described in paragraph 1, 2 or 3 of subsection 73.1(1) of the Securities Act (Ontario)” means any of the following:

(a)	a bank listed in Schedule I, II or III to the Bank Act (Canada);

(b)	an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; and

(c)	a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorised by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be.

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada.

“founder” means, in respect of an issuer, a person who:

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organising or substantially reorganising the business of the issuer, and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer.

“Fully Managed Account” means an account of a client for which a Person makes the investment decisions if that Person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

“Investment Fund” means a Mutual Fund or a Non-Redeemable Investment Fund.

“Mutual Fund” means an issuer whose primary purpose is to invest money provided by its securityholders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer.

“Non-Redeemable Investment Fund” means an issuer:

(a)	whose primary purpose is to invest money provided by its securityholders;

(b)	that does not invest:

(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(ii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a Mutual Fund or a Non-Redeemable Investment Fund, and

(c)	that is not a Mutual Fund.

5C Lending Partners Corp.
Supplemental Investor Qualification Statement for Canadian Investors – Exhibit E-9

Confidential, Proprietary and Trade Secret

“Person” includes:

(a)	an individual;

(b)	a corporation;

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator, or personal or other legal representative.

“Related Liabilities” means:

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(b)	liabilities that are secured by financial assets.

“Spouse” means an individual who:

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

“Subsidiary” means an entity that is controlled directly or indirectly by another entity and includes a subsidiary of such subsidiary. For purposes of the definition of “Subsidiary,” an entity is considered to control another entity if:

(a)	the first entity, directly or indirectly, beneficially owns or exercises control or direction over securities of the second entity carrying votes which, if exercised, would entitle the first entity to elect a majority of the directors of the second entity, unless that first entity holds the voting securities only to secure an obligation;

(b)	the second entity is a partnership, other than a limited partnership, and the first entity holds more than 50% of the interests of the partnership; or

(c)	the second entity is a limited partnership and the general partner of the limited partnership is the first entity.

5C Lending Partners Corp.
Supplemental Investor Qualification Statement for Canadian Investors – Exhibit E-10

Confidential, Proprietary and Trade Secret

Part VI.	Representations.

The Subscriber makes the following representations, warranties, acknowledgments and certifications, as applicable, to the Company, the Advisor and to any of their agents:

(a)	The Subscriber is located and resident in, and was offered the Shares in one of the Canadian Jurisdictions, and the Subscriber is not subject to the requirements of the securities laws of any other province or territory of Canada, or any other jurisdiction in connection with its purchase of the Shares.

(b)	The Subscriber is basing its investment decision solely on the Memorandum which has been provided to the Subscriber and not on any other information concerning the Company or the offering.

(c)	The Subscriber acknowledges that the declarations, representations and warranties it is providing and as described herein are made with the intent that they be relied upon by the Company and the Advisor in determining the Subscriber’s eligibility to purchase Shares on a basis exempt from the prospectus requirements of Canadian securities laws and the Subscriber hereby agrees to indemnify the Company against any and all losses, claims, costs, expenses, damages and liabilities which the Company and/or the Advisor may suffer or incur caused or arising from reliance thereon.

(d)	The Subscriber acknowledges that no Securities Regulator in Canada has reviewed or passed on the merits of the Shares subscribed for hereunder.

(e)	The Subscriber is: (i) an “accredited investor” as defined in NI 45-106 and, for investors in Ontario, section 73.3 of the OSA, by virtue of being a person, company or other entity of the type indicated in certification set out in Part III above; or (ii) able to subscribe for Shares pursuant to a prospectus exemption that has been discussed with, and approved by, the Company or the Advisor.

(f)	If the Subscriber is subscribing as an “accredited investor” (as described in Part III above), the Subscriber is not a company or other entity created solely or primarily to purchase or hold securities as an “accredited investor”.

(g)	The Subscriber is a “permitted client” as defined in NI 31-103 by virtue of being a person, company or other entity of the type indicated in the certification set out in Part IV above.

(h)	The Subscriber acknowledges that the Shares have not been and will not be qualified for sale to the public by prospectus under applicable securities laws and, accordingly, are being distributed in the Canadian Jurisdictions pursuant to exemptions from the prospectus requirements of the applicable securities laws of the Canadian Jurisdictions, and any resale of such Shares must be made in accordance with applicable securities laws. Even if the Company Documents state that the Shares may be transferred by the Subscriber, any such transfer may only be effected pursuant to a prospectus exemption under applicable securities laws, or in a transaction not subject to the prospectus requirements of applicable securities laws. In addition, such transfer may only be effected by a person not required to register as a dealer under applicable securities laws or through a dealer that is appropriately registered or exempt from registration.

(i)	The Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in NI 45-106 or Section 73.3(1) of the OSA, and are permitted clients, as defined in NI 31-103. Any resale of the Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

5C Lending Partners Corp.
Supplemental Investor Qualification Statement for Canadian Investors – Exhibit E-11

Confidential, Proprietary and Trade Secret

(j)	The Subscriber is either purchasing the Shares as principal for its own account and not as agent or trustee for the benefit of another or is deemed to be purchasing the Shares as principal for its own account, in either case in accordance with applicable securities laws.

(k)	The Subscriber acknowledges that no person or company has made any representation, written or oral, that they will resell or repurchase or refund all or any of the purchase price of the Shares or with respect to the future value of the Shares or that the Shares will be listed and posted for trading on a securities exchange or market.

(l)	To the best of the Subscriber’s knowledge, the funds being used to purchase the Shares: (i) were not obtained or derived, directly or indirectly, as a result of illegal activities; (ii) are not intended to be used, directly or indirectly, in order to carry out a criminal offence, a terrorist activity or for the benefit of a terrorist group, (iii) are not owned or controlled by a terrorist group; and (iv) are not being tendered on behalf of a person or entity who has not been identified to the Subscriber.

(m)	The Subscriber a person or entity identified on a list established under section 83.05 of the Criminal Code (Canada) or in any Regulations made under the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada), the Special Economic Measures Act (Canada) or any other Canadian statutes or regulations which take legislative measures against terrorist financing and against financial dealings with certain sanctioned individuals and entities (collectively, “STCS Legislation”), including any of the following lists promulgated by Global Affairs Canada or Public Safety Canada:

(i)	the Consolidated Special Economic Measures Act and the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) Sanctions List (found at https://www.international.gc.ca/world-monde/international_relations-relations_internationales/sanctions/consolidated-consolide.aspx?lang=eng);

(ii)	the consolidated list of names subject to the Criminal Code (Canada) made under the Regulations Establishing a List of Entities (found at https://laws-lois.justice.gc.ca/eng/regulations/SOR-2002-284/FullText.html);

(iii)	the lists of names under the Regulations Implementing the United Nations Resolution on the Suppression of Terrorism (found at https://laws-lois.justice.gc.ca/eng/regulations/SOR-2001-360/page-2.html#docCont); and

(iv)	the lists of names under the regulations implementing the United Nations Resolutions adopted under the United Nations Act (also referenced in the Consolidated United Nations Security Council Sanctions List) (found at https://www.un.org/securitycouncil/).

(n)	The Subscriber, the Company or the Advisor may in the future be required by law to disclose the Subscriber’s name and other information relating to the Subscriber, on a confidential basis, pursuant to STCS Legislation and the Subscriber is deemed to have agreed to the foregoing.

(o)	The Subscriber understands that the Company is not currently a reporting issuer in any Canadian Jurisdiction.

(p)	The Subscriber understands and acknowledges that no prospectus or other offering document has been filed by the Company with the Securities Regulator in any Canadian Jurisdiction in connection

5C Lending Partners Corp.
Supplemental Investor Qualification Statement for Canadian Investors – Exhibit E-12

Confidential, Proprietary and Trade Secret

with the issuance or qualification of Shares, that such issuance is exempt from the prospectus requirements otherwise applicable under Canadian securities laws and, as a result, in connection with its purchase of Shares hereunder, as applicable: (A) the Subscriber will not receive information that might otherwise be required to be provided to the Subscriber under Canadian securities laws or contained in a prospectus prepared in accordance with Canadian securities laws, and (B) the Company is relieved from certain obligations that would otherwise apply under Canadian securities laws.

(q)	The Subscriber is aware that there are securities and tax laws applicable to the holding and disposition of the Shares and has been given the opportunity to seek advice in respect of such laws and is not relying solely upon information from the Company or the Advisor.

Part VII.	Notices.

The Subscriber acknowledges receipt of the following notices:

(a)	Enforcement of Legal Rights. The Company, the Advisor and their respective directors and officers, as well as any experts named in the Memorandum, are or may be located outside of Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon the Company, the Advisor or those persons. All or a substantial portion of the assets of the Company, the Advisor or those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Company, the Advisor or those persons in Canada or to enforce a judgment obtained in Canadian courts against the Company, the Advisor or those persons outside of Canada.

(b)	International Dealer. If a placement agent is participating in the sale of the Shares, the placement agent may not be registered as a securities dealer in any province or territory of Canada. All or substantially all of the assets of the placement agent may be situated outside of Canada and there may be difficulty enforcing legal rights against the placement agent for these reasons. If the placement agent is relying on an exemption from dealer registration requirements in your jurisdiction of residence, the location of the placement agent’s head office and the address of its agent for service of process in your jurisdiction of residence are set out in the placement agent’s client disclosure document which has been delivered to you.

(c)	Rights of Action: In connection with this distribution of Shares, which constitute “eligible foreign securities” as defined in Ontario Securities Commission Rule 45-501 – Ontario Prospectus and Registration Exemptions and Multilateral Instrument 45-107 – Listing Representations and Statutory Rights of Action Disclosure Exemptions or other applicable provisions, the Company has delivered to you the Memorandum which may constitute an offering memorandum under applicable securities laws in Canada. The Subscriber may have, depending on the province or territory of Canada in which the trade was made to the Subscriber, remedies for rescission or damages if the Memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the Investor within the time limit prescribed by the securities legislation of the Subscriber’s province or territory. The Subscriber should refer to any applicable provisions of the securities legislation of the Subscriber’s province or territory for particulars of these rights or consult with a legal advisor.

(d)	Canadian Tax Considerations: THE AGREEMENT DOES NOT ADDRESS THE CANADIAN TAX CONSEQUENCES OF THE ACQUISITION, HOLDING OR DISPOSITION OF THE SHARES. PROSPECTIVE PURCHASERS OF THE SHARES ARE STRONGLY ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE CANADIAN AND OTHER TAX CONSIDERATIONS APPLICABLE TO THEM.

5C Lending Partners Corp.
Supplemental Investor Qualification Statement for Canadian Investors – Exhibit E-13

Confidential, Proprietary and Trade Secret

Part VIII.	English Language Conduct.

It is the express wish of the parties that this Supplemental Investor Qualification Statement for Canadian Subscribers, the Agreement, the Company Documents, and all documents, notices and other communications relating to each be in English. Il est la volonté expresse des parties que le contrat et tous les documents, avis et autres communications qui concernent le contrat soient rédigés en langue anglaise. If you are a resident of or subject to the laws of Québec, the parties agree that any subscription agreement shall be effective only upon its acceptance by the Company outside of Québec and that, accordingly, all such agreements shall be deemed to be entered into outside of Québec.

Part IX.	Miscellaneous.

The Subscriber hereby represents and warrants that all of the answers, statements and information set forth in this Supplemental Investor Qualification Statement for Canadian Subscribers are true and correct on the date hereof and will be true and correct as of each date, if any, that the subscription set forth in the Agreement of which this Supplemental Investor Qualification Statement for Canadian Subscribers forms a part is accepted, in whole or in part, by the Company. The Subscriber hereby agrees to provide such additional information related to the foregoing as is requested by the Company and to notify the Company promptly of any change which may cause any answer, statement or information set forth in this Supplemental Investor Qualification Statement for Canadian Subscribers to become untrue in any material respect.

This Supplemental Investor Qualification Statement for Canadian Subscribers shall be deemed a part of, and incorporated into, the Investor Qualification Statements to the Agreement.

*     *     *     *     *

5C Lending Partners Corp.
Supplemental Investor Qualification Statement for Canadian Investors – Exhibit E-14

Confidential, Proprietary and Trade Secret

IN WITNESS WHEREOF, the Subscriber has executed this Supplemental Investor Qualification Statement for Canadian Subscribers on the date set forth below.

Dated ____________ ___, ____

If a corporation, partnership or other entity:	If an individual:

Name of Entity	Signature

Type of Entity	Name of Individual

Signature of Authorized Representative	Signature of Witness

Title of Authorized Representative	Name of Witness

5C Lending Partners Corp.
Supplemental Investor Qualification Statement for Canadian Investors – Exhibit E-15

Confidential, Proprietary and Trade Secret

EXHIBIT F

CONSENT TO ELECTRONIC DELIVERY OF U.S. INTERNAL REVENUE SERVICE

Form 1099-DIV AND DISCLOSURE STATEMENT

As a shareholder of the Company, the Subscriber hereby consents, notwithstanding anything to the contrary in the Company Documents, to receive U.S. Internal Revenue Service Form 1099-DIV (“Form 1099”) in respect of the Company through electronic delivery.

The Subscriber hereby acknowledges the following:

1.	If the Subscriber chooses not to consent to electronic delivery or if the Subscriber subsequently withdraws its consent to electronic delivery, paper copies of Form 1099 will be furnished to the Subscriber, through mail or hand delivery.

2.	This consent applies to each Form 1099 required to be furnished to the Subscriber by the Company after this consent is given until the Subscriber withdraws consent following the procedure set out in paragraph 4 below.

3.	Notwithstanding the Subscriber’s consent, the Subscriber is entitled to receive paper Form 1099 statements upon request to the Company in writing at: 5C Lending Partners Corp., c/o 5C Lending Partners Advisor LLC, c/o Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, United States, Attention: 5C Lending Partners Advisor LLC (5CLPSubscriptions@5cinvest.com) with a copy to Kirkland & Ellis LLP (e-mail: 5 CLP_Subscriptions@kirkland.com). The Company will NOT treat the Subscriber’s request for paper Form 1099 statements as a withdrawal of consent. If the Subscriber wishes to withdraw consent, the Subscriber understands that it must do so affirmatively.

4.	The Subscriber may withdraw consent by contacting the Company in writing at: 5C Lending Partners Corp., c/o 5C Lending Partners Advisor LLC, c/o Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, United States, Attention: 5C Lending Partners Advisor LLC (5CLPSubscriptions@5cinvest.com) with a copy to Kirkland & Ellis LLP (e-mail: 5 CLP_Subscriptions@kirkland.com). The withdrawal of consent will be effective within 60 days of receipt by the Company and will be confirmed in writing by the Company by mail at the Subscriber’s address on record. A withdrawal of consent does not apply to a Form 1099 statement that was furnished electronically before the withdrawal takes effect.

5.	The Company will cease to furnish Form 1099 statements, electronically or otherwise, beginning with the year after the year in which the Subscriber ceases to be a shareholder of the Company.

6.	The Subscriber can contact the Company by emailing 5C Lending Partners Advisor LLC (5CLPSubscriptions@5cinvest.com) with a copy to Kirkland & Ellis LLP (e-mail: 5 CLP_Subscriptions@kirkland.com) to communicate any changes in its contact information. The Company will email the Subscriber if the contact information for the Company changes.

7.	The Form 1099 statements will be furnished to the Subscriber as a PDF (portable document format) file. The Company will notify the Subscriber via email when Form 1099 statements are available. The Form 1099 statements may need to be printed and attached to a U.S. federal, state, or local income tax return.

8.	Each Form 1099 statement will be available to the Subscriber for at least 12 months following the end of the tax year to which the Form 1099 statement relates or 6 months after the date the Form 1099 statement is issued, whichever is later.

Technical Requirements: The Subscriber may download a free copy of Adobe Acrobat Reader, which will allow the Subscriber to view the Form 1099 statements, by visiting http://get.adobe.com/reader. This page contains information about the system requirements needed to use the software. Alternatively, the Subscriber may be able to use an alternative PDF reader software.

5C Lending Partners Corp.
Consent to Electronic Delivery of U.S. Internal Revenue Service Form 1099-DIV
and Disclosure Statement – Exhibit F-1

Confidential, Proprietary and Trade Secret

Instructions: Please sign in the space indicated below to confirm that the Subscriber consents to electronic receipt of Form 1099 statements in respect of its shares in the Company.

Printed Name: Title: Date:

5C Lending Partners Corp.
Consent to Electronic Delivery of U.S. Internal Revenue Service Form 1099-DIV
and Disclosure Statement – Exhibit F-2

Confidential, Proprietary and Trade Secret

EXHIBIT G

NOTICE REGARDING PRIVACY OF FINANCIAL INFORMATION

As required under the U.S. Federal Trade Commission’s “Privacy of Consumer Financial Information Rules,” we are providing this privacy notice (this “Privacy Notice”) to individual investors (i.e., investors who are natural persons or “alter egos” of individuals (e.g., revocable grantor trusts, IRAs or certain estate planning vehicles)) in order to inform you of our privacy policies and practices with respect to your personal information. For purposes of this Privacy Notice and the EEA-UK Privacy Notice and California Privacy Notice (in each case, as defined below), the terms “5C”, “we,” “us,” and “our” refer to 5C Lending Partners Corp. and its affiliates. The California Privacy Notice supplements this Privacy Notice with respect to natural persons who are California residents and sets out additional information related to rights specific to these individuals. If and to the extent that EEA-UK Data Protection Legislation (as defined in the EEA-UK Privacy Notice) applies, the EEA-UK Data Privacy Notice takes precedence over and replaces this general Privacy Notice.

Our Commitment to Your Privacy: We are sensitive to the privacy concerns of our investors and clients. We have a policy of protecting the confidentiality and security of information we collect about you. We are providing you with this privacy notice to help you better understand why and how we collect certain personal information, the care with which we treat that information, and how we use that information.

Information We Collect: In connection with the formation and ongoing activities of our private investment funds (or “funds”), we collect and maintain the following non-public personal information about our investors:

•	Contact information: name, address, email, telephone number;

•	Identification information: signature, date of birth, place of birth, citizenship, location of residence, social security number, taxpayer identification number, driver’s license, passport, other government identification and numbers;

•	Background information: information required to perform, or revealed in, know-your-customer (KYC) and anti-money laundering (AML) due diligence, investor accreditation and consents;

•	Financial information: assets, income, net worth, amounts and types of investments, risk tolerance, capital account balances, capital commitments, capital contributions, account data, other investment participation information, funds transfer information, beneficiaries, positions, percentages of fund, share or option numbers and values, vesting information, investment history, transaction information, tax status and information;

•	Investment information: information about your interest in the relevant investment, including ownership percentage, capital investment, income and losses; and

•	Technical or account information: electronic device and usage information (for example, from cookies and similar technology), registration information and online account data.

Sources of Non-Public Information: In connection with forming and operating our funds and/or performing asset management services for our investors and clients, we collect and maintain, or have collected on our behalf by the fund administrator, the categories non-public personal information set out above from the following sources:

•	Information we receive from you in telephone conversations, in voicemails, through written correspondence, via email and other electronic communications, or on subscription agreements, or in subscription agreements, investor questionnaires, applications or other forms (including, without limitation, any anti-money laundering, identification and verification documentation);

•	Information about your transactions with us or others; and

•	Information captured on our website, data rooms and/or investor reporting portal (as applicable), including registration information, information provided through online forms and any information captured via “cookies.”

5C Lending Partners Corp.
Notice Regarding Privacy of Financial Information – Exhibit G-1

Confidential, Proprietary and Trade Secret

Purposes for Collecting Personal Information: We may collect or disclose the personal information we collect about you for one or more of the following business or commercial purposes:

performing services for you, including but not limited to:

•	the administrative processes (and related communication) in preparing for the admission of investors to our funds, including administering, managing and setting up an investor’s account(s) to allow such potential investor to purchase interests in the fund(s);

•	ongoing communication with potential investors, their representatives, advisors and agents (including the negotiation, preparation and signature of documentation) during the process of admitting potential investors to our funds and the execution of all relevant agreements;

•	the performance of obligations under the governing documents of our funds (and all applicable anti-money laundering, KYC and other related laws and regulations) during the process of admitting potential investors to the fund and the execution of all relevant agreements;

•	ongoing operations, administrative, accounting, reporting, account maintenance and other processes and communication required to operate our business and our funds in accordance with the governing documents and other documentation between the parties, including customer service, processing or fulfilling transactions, verifying personal information, processing contributions and distributions and financing;

•	keeping investors informed about our business and our funds generally, including offering opportunities to make investments other than to the applicable fund and related advertising;

•	administering, managing and setting up an investor’s account(s) to allow such potential investor to purchase its holding (of shares);

•	facilitating the execution, continuation or termination of the contractual relationship between an investor and our funds; and

•	facilitating the transfer of funds, and administering and facilitating any other transaction, between an investor and our funds.

•	Auditing and verifications related to investor interactions, including but not limited to, verifying the quality and effectiveness of services and compliance;

•	maintaining the safety, security and integrity of our products and services, databases, technology assets and business, including detecting security incidents, protecting against malicious, deceptive, fraudulent, or illegal activity;

•	enabling any actual or proposed assignee or transferee, participant or sub-participant’s rights or obligations to evaluate proposed transactions;

•	facilitating business asset transactions involving the investment fund/limited partnership or investment fund/limited partnership-related vehicles; and

•	complying with U.S., state, local and non-U.S. laws, rules and regulations.

5C Lending Partners Corp.
Notice Regarding Privacy of Financial Information – Exhibit G-2

Confidential, Proprietary and Trade Secret

Disclosure of Information: We may disclose any of the categories of personal information about you set out in the “Information We Collect” Section above as permitted or required by law or regulation and to affiliates and service providers, including but not limited to administrators, lenders, banks, auditors, law firms, governmental agencies or pursuant to legal process, self-regulatory organizations, consultants and placement agents.

Former Investors and Clients: We may maintain non-public personal information of our former investors and clients and apply the same policies that apply to current investors and clients.

Information Security: We consider the protection of sensitive information to be a sound business practice, and to that end we employ physical, electronic and procedural safeguards, consistent with applicable law, which seek to protect your non-public personal information in our possession or under our control that we process or disclose to third parties.

Further Information: We reserve the right to change our privacy policies and this Privacy Notice at any time without prior notice. In the event that we change this Privacy Notice, we will make an updated version of this Privacy Notice available to you via email. The examples contained within this Privacy Notice are illustrations only and are not intended to be exclusive. This notice complies to comply with the privacy provisions of Regulation S-P under the Gramm-Leach-Bliley Act, and certain privacy provisions of other laws. To the extent there is any conflict between this Privacy Notice and the privacy requirements under the Gramm-Leach-Bliley Act and/or Regulation S-P (collectively the “GLB Rights”), the GLB Rights shall apply. You may have additional rights under other foreign or domestic laws that apply to you, including as set forth in our additional privacy notices.

Contact Us: If you have any questions or concerns relating to this Privacy Notice or the processing of your personal information hereunder or if you wish to exercise any opt-out rights, submit requests, appeal any of our decisions in connection with this Privacy Notice (each, a “Communication”) or to view this Privacy Notice in an alternate format, please contact 5C at Policies@5cinvest.com.

We verify Communication by matching information provided in or in connection with your Communication to information contained in our records. Depending on the sensitivity of the Communication and the varying levels of risk in responding to such Communications (for example, the risk of responding to fraudulent or malicious communications), we may request further information or your investor portal access credentials, if applicable in order to verify your Communication.

To the extent EU and UK Data Protection Legislation applies, please refer to the separate EU and UK Privacy Notice.

5C Lending Partners Corp.
Notice Regarding Privacy of Financial Information – Exhibit G-3

Confidential, Proprietary and Trade Secret

EXHIBIT H

EEA-UK PRIVACY NOTICE

This EEA-UK Privacy Notice (this “EEA-UK Privacy Notice”) applies to the extent that EEA-UK Data Protection Legislation (as defined below) applies to the processing of personal data by an Authorized Entity (as defined below). If this EEA-UK Privacy Notice applies, the data subject has certain rights with respect to such processing of their personal data, as outlined below.

For this EEA-UK Privacy Notice, “EEA-UK Data Protection Legislation” means all applicable legislation and regulations relating to the processing and/or protection of personal data in force from time to time in the European Union (“EU”), the European Economic Area (“EEA”) or the United Kingdom (“UK”), including: (i) Regulation (EU) 2016/ 679 (the “General Data Protection Regulation”); (ii) the General Data Protection Regulation as it forms part of the laws of England and Wales, Scotland and Northern Ireland by virtue of section 3 of the European Union Withdrawal Act 2018; (iii) any other legislation which implements any other current or future legal act of the EU (or its member states) or the UK concerning the protection and processing of personal data and any national implementing or successor legislation; and (iv) any amendment or re-enactment of any of the foregoing. The terms “controller,” “processor,” “data subject,” “personal data,” “processing” and any other applicable terms in this EEA-UK Privacy Notice shall be interpreted in accordance with the applicable EEA-UK Data Protection Legislation. All references to “investor(s)” in this EEA-UK Privacy Notice shall be to such actual or potential investor(s) and, as applicable, any of such investor(s)’ partners, officers, directors, employees, shareholders, members, managers, ultimate beneficial owners and affiliates.

Please direct any questions arising out of this EEA-UK Privacy Notice to 5C at Policies@5cinvest.com.

Categories of personal data collected and lawful bases for processing

In connection with forming, offering and operating funds for investors, 5C and its portfolio companies, their affiliates, and in each case, their administrators, service providers, legal and other advisors and agents (the “Authorized Entities”) may collect, record, store, adapt and otherwise process and use personal data, either relating to investors or to any other data subjects, including from the following sources:

•	information received in telephone conversations, meetings (which may be recorded), in voicemails, through written correspondence, via email, or on subscription agreements, investor questionnaires, applications or other forms (including, without limitation, any anti-money laundering, identification and verification documentation);

•	information about transactions with any Authorized Entity or others;

•	information captured on any Authorized Entity’s website, data room and/or investor reporting portal (as applicable), including registration information, information provided through online forms, and/or any information captured via “cookies” and/or similar technologies;

•	information containing photographic images or specimen handwriting;

•	information from publicly available sources, including from:

•	publicly available and accessible directories and sources;

•	bankruptcy registers;

•	tax authorities, including those that are based outside the UK and the EEA if the applicable data subject is subject to tax in another jurisdiction;

5C Lending Partners Corp.
EU Privacy Notice – Exhibit H-1

Confidential, Proprietary and Trade Secret

•	governmental and competent regulatory authorities to whom any Authorized Entity has regulatory obligations;

•	credit agencies; and

•	fraud prevention and detection agencies and organizations.

Any Authorized Entity may process the following categories of personal data:

•	names, dates of birth and birth place;

•	contact details and professional addresses (including physical addresses, email addresses and telephone numbers);

•	account data and other information contained in any document provided by investors to the Authorized Entities (whether directly or indirectly);

•	risk tolerance, transaction history, investment experience and investment activity;

•	information regarding an investor’s status under various laws and regulations, including social security number, tax status, income and assets;

•	accounts and transactions with other institutions;

•	information regarding an investor’s interest in a fund, including ownership percentage, capital commitment and/or investment, income and losses;

•	information regarding an investor’s citizenship and location of residence;

•	source of funds used to make the investment in a fund;

•	anti-money laundering, identification (including passport and drivers’ license) and verification documentation; and

•	information regarding the use of any Authorized Entity’s website, data room and/or investor portal.

Any Authorized Entity may, in certain circumstances, combine personal data it receives from an investor with other information that it collects from, or about such investor. This will include information collected in an online or offline context. In addition, personal data of investors could be processed and controlled irrespective of whether such investor is admitted to a fund as a stockholder.

One or more of the Authorized Entities are “controllers” of personal data collected in connection with the funds. In simple terms, this means such Authorized Entities: (i) “control” the personal data that they or other Authorized Entities collect from investors or other sources; and (ii) make certain decisions on how to use and protect such personal data.

There is a need to process personal data for the purposes set out in this EEA-UK Privacy Notice as a matter of contractual necessity under or in connection with an agreement entered into or being negotiated between the relevant Authorized Entity and investor or data subject and associated documentation (“5C Documentation”), pursuant to applicable legal obligations and also in the legitimate interests of the relevant Authorized Entity (or those of a third-party) to operate their respective businesses. From time to time, an Authorized Entity may need to process the personal data on other legal bases, including the following: (i) with consent; (ii) if it is necessary to protect the vital interests of an investor or other data subjects; or (iii) if it is necessary for a task carried out in the public interest.

5C Lending Partners Corp.
EU Privacy Notice – Exhibit H-2

Confidential, Proprietary and Trade Secret

A failure to provide the personal data requested to fulfill the purposes described in this EEA-UK Privacy Notice may result in the applicable Authorized Entities being unable to provide the services in connection with 5C Documentation.

Purpose of processing

The applicable Authorized Entities process the personal data for the following purposes (and in respect of paragraphs (iii), (iv), (vi), (viii), (ix) and (xi) in the legitimate interests of the Authorized Entities (or those of a third-party)):

(i)	The performance of its contractual and legal obligations (including applicable anti-money laundering, KYC and other related laws and regulations), including in connection with assessing suitability of investors in a fund.

(ii)	The administrative processes (and related communication) carried out between the Authorized Entities in preparing for the admission of investors to a fund.

(iii)	Ongoing communication with investors, their representatives, advisors and agents (including the negotiation, preparation and signature of documentation) during the process of admitting investors to a fund and execution of the relevant 5C Documentation.

(iv)	The ongoing administrative, accounting, reporting and other processes and communications required to operate the business funds (including any websites, data rooms and /or portals) of the Authorized Entities and funds in accordance with applicable documentation between the parties.

(v)	To administer, manage and set up investor account(s) to allow investors to purchase their holding (of shares) in the funds.

(vi)	To facilitate the execution, continuation or termination of the contractual relationship between investors and the relevant Authorized Entities (and any funds operated by 5C or its affiliates) (as applicable).

(vii)	To facilitate the transfer of funds, and administering and facilitating any other transaction, between investors and the relevant Authorized Entities (and any funds operated by 5C or its affiliates).

(viii)	To enable any actual or proposed assignee or transferee, participant or sub-participant of 5C (and/or any funds operated by 5C or its affiliates) rights or obligations to evaluate proposed transactions.

(ix)	To facilitate business asset transactions involving 5C and/or any fund or investment vehicles (operated by 5C or its affiliates).

(x)	Any legal or regulatory requirement.

(xi)	Keeping investors informed about the business of the Authorized Entities generally, including offering opportunities to make investments other than to the funds in which such investors currently invest.

(xii)	Any other purpose for which notice has been provided, or has been agreed to, in writing.

The Authorized Entities monitor communications where the law requires them to do so. The Authorized Entities also monitor communications, where required to do so, to comply with regulatory rules and practices and, where permitted to do so, to protect their respective businesses and the security of their respective systems.

5C Lending Partners Corp.
EU Privacy Notice – Exhibit H-3

Confidential, Proprietary and Trade Secret

Sharing and transfers of personal data

In addition to disclosing personal data amongst themselves, any Authorized Entity may disclose personal data, where permitted by EEA-UK Data Protection Legislation, to other service providers, employees, agents, contractors, consultants, professional advisors, lenders, processors and persons employed and/or retained by them in order to fulfill the purposes described in this EEA-UK Privacy Notice. In addition, any Authorized Entity may share personal data with regulatory bodies having competent jurisdiction over them, as well as with tax authorities, auditors and tax advisors (where necessary or required by law).

Any Authorized Entity may transfer personal data cross-border, including to a Non-Equivalent Country (as defined below), in order to fulfill the purposes described in this EEA-UK Privacy Notice and in accordance with applicable law, including where such transfer is a matter of contractual necessity to enter into, perform and administer 5C Documentation, including the subscription agreement, and to implement requested pre-contractual measures. For information on the safeguards applied to such transfers, please contact 5C at the contact information provided above. For the purposes of this EEA-UK Privacy Notice, “Non-Equivalent Country” shall mean any country or territory other than: (i) a member state of the EEA; (ii) the UK; or (iii) a country or territory which has at the relevant time been determined by the European Commission or the Government of the UK (as applicable) in accordance with EEA-UK Data Protection Legislation to ensure an adequate level of protection for personal data.

Retention and security of personal data

5C and its affiliates consider the protection of personal data to be a sound business practice, and to that end, employs appropriate technical and organizational measures, including robust physical, electronic and procedural safeguards to protect personal data in their possession or under their control.

Personal data may be kept for as long as it is required for legitimate business purposes, to perform contractual obligations or, where longer, such longer period as is required by applicable legal or regulatory obligations. Personal data will be retained throughout the life cycle of any investment in a fund. However, some personal data will be retained after a data subject ceases to be an investor in a fund.

Data Subject Rights

It is acknowledged that, subject to applicable EEA-UK Data Protection Legislation, the data subjects to which personal data relates have certain rights under EEA-UK Data Protection Legislation: to obtain information about, or (where applicable) withdraw any consent given in relation to, the processing of their personal data; to access and receive a copy of their personal data; to request rectification of their personal data; to request erasure of their personal data; to exercise their right to data portability; and to exercise their right not to be subject to automated decision-making. Please note that the right to erasure is not absolute, and it may not always be possible to erase personal data on request, including where the personal data must be retained to comply with a legal obligation. In addition, erasure of the personal data requested to fulfill the purposes described in this EEA-UK Privacy Notice may result in the inability to provide the services in connection with 5C Documentation.

In case a data subject to whom personal data relate disagrees with the way in which their personal data is being processed in relation to 5C Documentation, the data subject has the right to object to this processing of personal data and request restriction of the processing. The data subject may also lodge a complaint with the competent data protection supervisory authority in the relevant jurisdiction.

A data subject may raise any request relating to the processing of their personal data with 5C at Policies@5cinvest.com.

5C Lending Partners Corp.
EU Privacy Notice – Exhibit H-4

Confidential, Proprietary and Trade Secret

Exhibit I

CALIFORNIA PRIVACY NOTICE

This notice (this “California Privacy Notice”) supplements the Privacy Notice set forth above with respect to specific rights granted under the California Consumer Privacy Act of 2018, as amended (the “CCPA”) to natural person California residents and provides information regarding how such California residents can exercise their rights under the CCPA. This California Privacy Notice is only relevant to you if you are a resident of California as determined in accordance with the CCPA. Information required to be disclosed to California residents under the CCPA regarding the collection of their personal information that is not set forth in this CCPA supplement is otherwise set forth above in the Privacy Notice. To the extent there is any conflict with the privacy requirements under the Gramm-Leach-Bliley Act and/or Regulation S-P (“GLB Rights”), GLB Rights shall apply.

Categories of Personal Information We Collect

We may collect or, within the last twelve (12) months, may have collected some or all of the following categories of personal information from individuals:

Category	Examples	Collected
A. Identifiers

Name, contact details and address (including physical address, email address and Internet Protocol address), and other identification (including social security number, passport number and drivers’ license or state identification card number).

YES
B. Personal information categories listed in the California Customer Records statute (Cal. Civ. Code § 1798.80(e))

Telephone number, signature, bank account number, other financial information (including accounts and transactions with other institutions and anti-money laundering information), and verification documentation and information regarding investors’ status under various laws and regulations (including social security number, tax status, income and assets).

YES
C. Protected classification characteristics under California or federal law	Date of birth, citizenship and birthplace.	YES
D. Commercial information	Account data and other information contained in any document provided by investors to authorized service	YES

5C Lending Partners Corp.
 California Privacy Notice – Exhibit I-1

Confidential, Proprietary and Trade Secret

providers (whether directly or indirectly), risk tolerance, transaction history, investment experience and investment activity, information regarding a potential and/or actual investment in the applicable fund(s), including ownership percentage, capital investment, income and losses, source of funds used to make the investment in the applicable fund(s).
E. Biometric Information

Imagery of the iris, retina, fingerprint, face, hand, palm, vein patterns and voice recordings of keystroke patterns or rhythms, gait patterns or rhythms, and sleep, health, or exercise data that contains identifying information.

NO
F. Internet or other similar network activity

Use of our website, fund data room and investor reporting portal (e.g., cookies, browsing history and/or search history), as well as information you provide to us when you correspond with us in relation to inquiries.

YES
G. Geolocation data	Physical location or movements.	NO
H. Sensory data	Audio, electronic, visual, thermal, olfactory, or similar information.	NO
I. Professional or employment-related information	Current or past job history or performance evaluations.	NO
J. Non-public education information (per the Family Educational Rights and Privacy Act (20 U.S.C. Section 1232g, 34 C.F.R. Part 99))	Education records directly related to a student maintained by an educational institution or party acting on its behalf, such as grades, transcripts, class lists, student schedules, student identification codes, student financial information, or student disciplinary records.	NO

5C Lending Partners Corp.
 California Privacy Notice – Exhibit I-2

Confidential, Proprietary and Trade Secret

K. Inferences drawn from other personal information	Profile reflecting a person’s preferences, characteristics, psychological trends, predispositions, behavior, attitudes, intelligence, abilities, and aptitudes.	NO
L. Sensitive Personal Information

Social security, driver’s license, state identification card, or passport numbers; account log-in, financial account, debit card, or credit card number in combination with any required security or access code, password, or credentials allowing access to an account; precise geolocation; racial or ethnic origin; religious or philosophical beliefs; union membership; genetic data; the contents of a consumer’s mail, email, and text messages unless you are the intended recipient of the communication; biometric information for the purpose of uniquely identifying a consumer; and personal information collected and analyzed concerning a consumer’s health, sex life, or sexual orientation.

YES, as to the following types of information: social security, driver’s license, state identification card, or passport numbers; account log-in, financial account in combination with any required security or access code password; or credentials allowing access to an account only.

We do not collect or use sensitive personal information other than:

•	To perform services, or provide goods, as would reasonably be expected by an average consumer who requests those goods or services;

•	As reasonably necessary and proportionate to detect security incidents that compromise the availability, authenticity, integrity, and confidentiality of stored or transmitted personal information;

•	As reasonably necessary and proportionate to resist malicious, deceptive, fraudulent, or illegal actions directed at us and to prosecute those responsible for such actions;

•	As reasonably necessary and proportionate to ensure the physical safety of natural persons;

•	To verify or maintain the quality or safety of a service or to improve, upgrade, or enhance such service or device;

5C Lending Partners Corp.
 California Privacy Notice – Exhibit I-3

Confidential, Proprietary and Trade Secret

•	To collect or process sensitive personal information where such collection or processing is not for the purpose of inferring characteristics about a consumer;

•	For short-term, transient use (but not in a manner that discloses such information to another third-party or is used to build a profile of you or otherwise alter your experience outside of your current interaction with us); and

•	To perform services on behalf of our business.

Purposes for Collecting Personal Information

We collect personal information for the business or commercial purposes and from the sources set forth in the “Purposes for Collecting Personal Information” and “Sources of Non-Public Information” sections, respectively, in the general Privacy Notice above. We retain the categories of personal information set forth above in the “Categories of Personal Information We Collect” section of this California Privacy Notice for only as long as is reasonably necessary for those purposes set forth in “Purposes for Collecting Personal Information” in the Privacy Notice above, except as may be required under applicable law, court order or government regulations.

Disclosure of Information

We do not sell or share for the purpose of cross-contextual behavioral advertising (as such terms are defined in the CCPA) any of the personal information we collect about you to third parties. In the preceding twelve (12) months, we have not sold or shared for the process of cross-contextual behavioral advertising any of the personal information we collect about you to third parties. We do not disclose any non-public personal information about you to anyone, except as permitted or required by law or regulation.

We disclose or within the last twelve (12) months, we have disclosed personal information collected from you for a business purpose to the categories of third parties indicated in the chart below. We may also disclose your information to other parties as may be required by law or regulation, or in response to regulatory inquiries.

Personal Information Category	Category of Third-Party Recipients
A. Identifiers	Affiliates, vendors and lenders
B. Additional data subject to Cal. Civ. Code § 1798.80	Affiliates, vendors and lenders
C. Protected classification characteristics under California or federal law	Affiliates, vendors and lenders
D. Commercial information	Affiliates and vendors
E. Biometric information	N/A
F. Internet or other similar network activity	Affiliates and vendors
G. Geolocation data	Affiliates and vendors

5C Lending Partners Corp.
California Privacy Notice – Exhibit I-4

Confidential, Proprietary and Trade Secret

H. Sensory data	N/A
I. Professional or employment-related information	Affiliates, vendors and lenders
J. Non-public education information (per the Family Educational Rights and Privacy Act (20 U.S.C. Section 1232g, 34 C.F.R. Part 99))	N/A
K. Inferences drawn from other personal information	Affiliates and vendors
L. Sensitive Personal Information	Affiliates, vendors and lenders

Rights under the CCPA

Deletion Rights

You have the right to request that we delete any of your personal information that we retain, subject to certain exceptions, including, but not limited to, our compliance with U.S., state, local and non-U.S. laws, rules and regulations. We will notify you in writing if we cannot comply with a specific request and provide an explanation of the reasons.

Disclosure and Access Rights

You have the right to request that we disclose to you certain information regarding our collection, use, disclosure and sale of personal information specific to you over the last twelve (12) months. Such information includes:

•	The categories of personal information we collected about you;

•	The categories of sources from which the personal information is collected;

•	Our business or commercial purpose for collecting such personal information;

•	Categories of third parties to whom we disclose the personal information;

•	The specific pieces of personal information we have collected about you; and

•	Whether we disclosed your personal information to a third-party, and if so, the categories of personal information that each recipient obtained.

Correction Right

You have the right to request that we correct any inaccuracies in the personal information that we retain, subject to certain statutory exceptions, including our compliance with U.S., state, local and non-U.S. laws, rules and regulations. We will notify you in writing if we cannot comply with a specific request and provide an explanation of the reasons.

5C Lending Partners Corp.
California Privacy Notice – Exhibit I-5

Confidential, Proprietary and Trade Secret

No Discrimination

We will not discriminate against you for exercising your rights under the CCPA, including by denying service, suggesting that you will receive, or charging, different rates for services or suggesting that you will receive, or providing, a different level or quality of service to you.

How to Exercise Your Rights

To exercise any of your rights under the CCPA, ask any questions about this California Privacy Notice, or access this California Privacy Notice in an alternative format, please submit a request on your behalf using any of the methods set forth below.

•	Call us using of the following toll-free numbers: 888-845-8994

•	Email us at the following email address: Policies@5cinvest.com

Within ten (10) business days, we will contact you to confirm receipt of your request under the CCPA and request any additional information necessary to verify your request. We verify requests by matching information provided in connection with your request to information contained in our records. Depending on the sensitivity of the request and the varying levels of risk in responding to such requests (for example, the risk of responding to fraudulent or malicious requests), we may request your investor portal access credentials in order to verify your request. You may designate an authorized agent to make a request under the CCPA on your behalf, provided that you provide a signed agreement verifying such authorized agent’s authority to make requests on your behalf, and we may verify such authorized person’s identity using the procedures above. If we request you verify your request and we do not receive your response, we will pause processing your request until such verification is received.

Please contact us at Policies@5cinvest.com or call us at 888-845-8994 with any questions or concerns about this California Privacy Notice or to exercise your rights hereunder.

5C Lending Partners Corp.
California Privacy Notice – Exhibit I-6